Exhibit 10.05
«     «     «      «     «      «      «     «     «    «
LEASE
at
SAN MATEO CENTRE II & III
«     «     «      «     «      «      «     «     «    «
Between
SORRENT, INC.
(Tenant)
and
CARRAMERICA REALTY, L.P.
(Landlord)

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LEASE
     THIS LEASE (the “Lease”) is dated as of January 23, 2003 (for reference purposes only) between CARRAMERICA REALTY, L.P., a Delaware limited partnership (“Landlord”) and the Tenant as named in the Schedule below. The term “Project” means the two (2) buildings, the land appurtenant thereto, and other improvements located thereon commonly known as “San Mateo Centre II & III”, located in San Mateo, California, as outlined on Exhibit A-l attached hereto. The “Premises” means that portion of the Project leased to Tenant and described in the Schedule and outlined on Exhibit A. The building in which the Premises is located shall be referred to herein as the “Building”. The following schedule (the “Schedule”) is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.
SCHEDULE
1.	Tenant: Sorrent, Inc., a California corporation

2.	Premises: Suite 200 in the Building, as outlined in Exhibit A, attached hereto.

3.	Project: 1810 and 1820 Gateway Drive, San Mateo, California.

Building: 1810 Gateway Drive, San Mateo, California.

4.	Rentable Square Footage of the Premises: Approximately 6,500 rentable square feet

5.	Tenant’s Proportionate Share: 8.97% (based upon a total of 72,453 rentable square feet in the Project)

6.	Lease Deposit: Prepaid Rent equal to $12,675.00 and Security Deposit equal to $13,446.91, totaling $26,121.91

7.	Permitted Use: General Office

8.	Tenant’s Real Estate Broker for this Lease: David Marley Associates

9.	Landlord’s Real Estate Broker for this Lease: CB Richard Ellis, Inc.

10.	Landlord’s Work: See Section 3.A of this Lease and the Tenant Improvement Agreement attached hereto as Exhibit C

11.	Commencement Date: The Substantial Completion Date

12.	Term/Termination Date: The Term of this Lease shall be for three (3) years commencing on the Commencement Date and expiring on the calendar day preceding the third (3rd) anniversary of the Commencement Date; provided, however, that if the Commencement Date shall occur on a date other than the first day of a calendar month, the Termination Date shall be the last day of the

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calendar month in which the third (3rd) anniversary of the Commencement Date occurs.

13.	Parking Stalls: Twenty-three (23) unassigned stalls

14.	Base Rent:

Period	Monthly Base Rent
1st Lease Year	$12,675.00
2nd Lease Year	$13,055.25
3rd Lease Year	$13,446.91
15.	Base Year: Calendar Year 2003 (for the purpose of calculating Operating Cost Share Rent and Tax Share Rent)
Exhibit A — OUTLINE OF THE PREMISES
Exhibit A-l — OUTLINE OF THE PROJECT
Exhibit B — RULES AND REGULATIONS
Exhibit C — TENANT IMPROVEMENT AGREEMENT
Exhibit C-1 — APPROVED SPACE PLAN
Exhibit D — LANDLORD’S SIGNAGE STANDARDS
Exhibit E — COMMENCEMENT DATE CONFIRMATION (See Section 1.A)

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     1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.
          A. Commencement Date. The commencement date (“Commencement Date”) for this Lease is the date set forth in the Schedule. Landlord shall use commercially reasonable efforts to cause the Substantial Completion Date (as defined in Section 4 of the Tenant Improvement Agreement attached hereto as Exhibit C) to occur on or before the date which is eight (8) weeks following the date next to Landlord’s signature hereof below (the “Target Completion Date”); provided, however, that the Target Completion Date shall be extended one day for each day that the Substantial Completion Date is delayed due to a Force Majeure Event (as defined in Section 12.B of the Lease). Notwithstanding the foregoing, if the Substantial Completion Date fails to occur for any reason on or before the Target Completion Date, then (a) this Lease shall not be void or voidable by either party, and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, that as Tenant’s sole and exclusive remedies for such failure: (1) for each day that such failure continues from the thirtyfirst (31st) day until the ninetieth (90th) day following the Target Completion Date, Tenant shall be entitled to a credit of $250 per day to be applied, until exhausted, to Tenant’s Rent obligations hereunder following the Commencement Date; and (2) if such failure continues for ninety (90) days or more following the Target Completion Date, Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice thereof to Landlord; provided, however, that if the Substantial Completion Date occurs within such ten (10) day period, such termination shall be null and void and this Lease shall continue in full force and effect. Following the determination of the Substantial Completion Date pursuant to Section 4 of the Tenant Improvement Agreement attached hereto as Exhibit C, Landlord shall prepare and deliver to Tenant a Commencement Date Confirmation substantially in the form attached hereto as Exhibit E that sets forth both the Commencement Date and Termination Date for this Lease. Tenant shall execute the Commencement Date Confirmation and deliver the executed original of the same to Landlord within three (3) days of Tenant’s receipt thereof. Tenant’s failure to timely execute and return the Commencement Date Confirmation document to Landlord shall be conclusive evidence of Tenant’s agreement with the information as set forth therein. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.
          B. Termination Date. The termination date (“Termination Date”) of this Lease is the date set forth in the Schedule.
          C. Free Rent Period. Notwithstanding any other provision of this Lease to the contrary, during the period commencing on the Commencement Date through the thirtieth (30th) day thereafter (the “Free Rent Period”), Tenant shall be permitted to occupy the Premises for the purpose of conducting business therein, subject to all of the terms, covenants and conditions of this Lease, except that Tenant’s obligation to pay Base Rent and Operating Cost and Tax Share Rent (as such terms are defined in Sections 2.A(1) through 2.A(3) below) during the Free Rent Period shall be waived.

          D. Termination of Existing Lease. Pursuant to that certain Lease dated as of December 28, 2001 between Landlord and Tenant, as amended (the “Existing Lease”), Tenant currently leases certain premises in the Building commonly known as Suites 115 and 130, as more particularly described in the Existing Lease (the “Existing Premises”). The term of the Existing Lease is scheduled to expire on January 31, 2004. In consideration of Tenant entering into this Lease, Landlord and Tenant acknowledge and agree that the Existing Lease shall early terminate as of 11:59 p.m. on the day before the Commencement Date of this Lease (the “Existing Premises Termination Date”); provided, however, that Landlord shall permit Tenant to continue to occupy the Existing Premises for no more than seven (7) days following the Commencement Date of this Lease (the “Existing Premises Vacation Deadline”), subject to all of the terms and conditions of the Existing Lease, except that Landlord shall waive Tenant’s obligation to pay Base Rent or Operating Cost, Utility Cost or Tax Share Rent in connection with the Existing Premises during such seven (7) day period. On or before the Existing Premises Vacation Deadline, Tenant shall vacate and surrender the Existing Premises in the condition required under the Existing Lease, and Tenant’s failure to do so shall constitute a holdover subject to the provisions Section 15 of the Existing Lease, including the payment of Base Rent and Operating Cost, Utility Cost or Tax Share Rent as set forth therein, based upon the rate in effect immediately prior to the Existing Premises Termination Date.
     2. RENT.
          A. Types of Rent. Tenant shall pay the following Rent in the form of a check or cashier’s check, at Landlord’s option, to Landlord at the following address:
CarrAmerica Realty, L.P.
c/o CarrAmerica Realty Corporation
t/a San Mateo Centre II & III
P.O. Box 642868
Pittsburgh, PA 15264-2868
or by wire transfer as follows:

Account Name:	CarrAmerica Realty Corporation t/a San Mateo Centre II & III
Bank Name:	PNC Bank
Transit Number:	043 -000-096
Account Number:	1004339225
Notification:	Lease Administration (CarrAmerica Realty, L.P. re: Sorrent, Inc.)
Telephone:	(202) 729-3852
               1. Base Rent in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

               2. Operating Cost Share Rent equal to Tenant’s Proportionate Share (as set forth in the Schedule) of the amount by which Operating Costs for the applicable Fiscal Year (as defined in Section 2.C(5) below) of this Lease exceed the Operating Costs for the Base Year (as set forth in the Schedule), paid monthly in advance in an estimated amount. The definition of Operating Costs and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2.B, 2.C and 2.D.
               3. Tax Share Rent equal to Tenant’s Proportionate Share of the amount by which Taxes for the applicable Fiscal Year of this Lease exceed the Taxes for the Base Year, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2.B, 2.C and 2.D.
          As used in this Lease, the term “Rent” means Base Rent, Operating Cost Share Rent, Tax Share Rent and all other costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease (“Additional Rent”), including any interest for late payment. Tenant’s agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.
          B. Payment of Operating Cost and Tax Share Rent.
               1. Payment of Estimated Operating Cost and Tax Share Rent.
                    (a) Before the commencement Date and by April 1 of each succeeding Fiscal Year, or as soon as reasonably possible thereafter, Landlord shall give Tenant notice of its estimate of the payments to be made pursuant to Sections 2.A(2) and 2.A(3) above for the then applicable Fiscal Year. Landlord may revise these estimates by written notice to Tenant whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, in which event subsequent monthly payments by Tenant for such Fiscal Year shall be based upon such revised estimate.
                    (b) Within ten (10) days after receiving Landlord’s notice regarding the original or revised estimate of the monthly payments to be made pursuant to Sections 2.A(2) and 2.A(3) above for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to the product of such estimated monthly payments (as set forth in Landlord’s notice), multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus any payments on account thereof previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord the estimated monthly payments as set forth in Landlord’s most recent notice, until a new estimate becomes applicable.
               2. Correction of Operating Cost and Tax Share Rent. Within one hundred fifty (150) days after the close of each Fiscal Year or as soon after such 150-day period as practicable, Landlord shall deliver to Tenant a statement of (a) Operating Costs and Taxes for such Fiscal Year, and (b) the payments made by Tenant under Section 2.B(1) above for such Fiscal Year (the “Annual Expense Statement”). If, on the basis of such Annual Expense Statements, Tenant owes an amount that is less than the estimated payments for such Fiscal Year previously made by Tenant, Landlord, at its election, shall either promptly refund the amount of the overpayment to Tenant or, if this Lease is still in effect, credit such excess against Tenant’s subsequent obligations to pay Operating Costs and Taxes. If, on the basis of such Annual Expense Statements, Tenant owes an amount that is more than the estimated payments for such Fiscal Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within twenty (20) days after Landlord’s delivery of such Annual Expense Statements to Tenant.
          C. Definitions.
               1. Included Operating Costs.
                    (a) “Operating Costs” means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance (including the related deductibles), repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including, without limitation, all electricity, water, gas, sewers, oil and other utilities (collectively, “Utilities”), including any surcharges imposed, serving the Project or any part thereof (but excluding the cost of Utilities directly billed to Tenant or other tenants in the Project), the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements made after the Base Year which are intended to reduce Operating Costs or improve safety, and those made after the Base Year to keep the Project in compliance with Governmental Requirements (as defined in Section 5.A(3)(c) below) applicable from time to time or to repair or replace existing capital improvements, facilities and equipment within the Project, such as the roof membrane and resurfacing of the parking areas (collectively, “Included Capital Items”); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred.
                    (b) If the Project contains more than one building, then Operating Costs shall include (i) all Operating Costs fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project.
                    (c) If the Project is not fully occupied during any portion of any Fiscal Year, Landlord may adjust (an “Equitable Adjustment”) Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.
                    (d) If any tenant of the Project contracts directly with Landlord or a third party for any Utilities or services for which Tenant pays Landlord pursuant to Section

2.A(2) above, the total costs of such Utilities or services for the Project shall be “grossed up” to reflect what those costs would have been had such tenant(s) not directly contracted for such Utilities or services. Further, in no event shall the components of Operating Costs for any Fiscal Year related to security or insurance costs be less than the components of Operating Costs related to security or insurance costs, as applicable, included in the Operating Costs for the Base Year.
              2. Excluded Operating Costs. Operating Costs shall not include:
(a)	costs of leasehold improvements or alterations to tenant premises, except to the extent that capital improvements or alterations are required to comply with Governmental Requirements that were not in effect as of the Commencement Date (the cost of which shall be an Included Capital Item);

(b)	costs of capital improvements other than Included Capital Items;

(c)	interest and principal payments on mortgages or any other debt costs (except as provided in Section 2.C(1) above with regard to Included Capital Items), or rental payments on any ground lease of the Project;

(d)	real estate brokers’ leasing commissions;

(e)	legal fees, space planner fees and advertising expenses incurred with regard to leasing the Project or portions thereof;

(f)	any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

(g)	the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

(h)	depreciation (except on any Included Capital Items);

(i)	franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

(j)	costs of correcting defects in construction of the Project (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Project in light of their specifications);

(k)	legal and auditing fees incurred for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2.B above;

(l)	the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Project;

(m)	fines, penalties and interest incurred by Landlord for late payment by Landlord or violations of law;

(n)	management fees in excess of the greater of (i) three percent (3%) of the annual gross revenues for the Project adjusted to reflect a one hundred percent (100%) occupancy of the Project with tenants paying rent at Landlord’s quoted rates, or (ii) those charged by landlords of comparable buildings in the vicinity of the Project; and

(o)	for the Base Year only, market-wide labor-rate increases due to extraordinary circumstances, such as boycotts or strikes, and utility rate increases due to extraordinary circumstances, including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.
               3. Taxes.
                    (a) “Taxes” means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the “Rent Tax”). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions (“CC&R’s”) recorded against the Project and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.
                    (b) If the Project contains more than one building, then Taxes shall include (i) all Taxes fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building as a percentage of the gross rentable area of all of the buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project.
                    (c) For any year, the amount to be included in Taxes (i) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (ii) from all other Taxes, shall at Landlord’s election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year, provided that following the retirement of any such assessment liens or bonds, the Taxes allocable to the Base Year shall be adjusted to eliminate that portion included therein, if any, that related to such retired assessment liens or bonds. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.
               4. Lease Year. “Lease Year” means each consecutive twelve month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the calendar month during which the first anniversary of the Commencement Date occurs, and subsequent Lease Years shall be each succeeding twelve month period during the Term following the first Lease Year.
               5. Fiscal Year. “Fiscal Year” means each calendar year during which any portion of the Term occurs (e.g., the first Fiscal Year shall be the calendar year during which the Commencement Date occurs.)
          D. Computation of Base Rent and Rent Adjustments.
               1. Prorations. In the event (a) the Commencement Date is a date other than January 1, (b) the Termination Date is a date other than December 31, (c) of any early termination of this Lease, or (d) of any increase or decrease in the size of the Premises, then in each such event, the Base Rent, the Expense Stops, the Operating Cost Share Rent, and Tax Share Rent shall be equitably adjusted to reflect such event on a basis reasonably determined by Landlord to be consistent with the principles underlying the provisions of this Section 2.
               2. Interest Rate. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law (the “Interest Rate”).
               3. Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.
               4. Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and its certified public accountant or other qualified representative (provided that such accountant or representative is not compensated on a contingent fee basis) shall have the right to inspect Landlord’s records at Landlord’s applicable local office or other location designated by Landlord upon at least seventy-two (72) hours’ prior notice during normal business hours during the ninety (90) days following Landlord’s delivery of the Annual Expense Statement to Tenant. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant or other qualified representative must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. Unless Tenant sends to Landlord any written exception to an Annual Expense Statement within said ninety (90) day period, such Annual Expense Statement shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on any Annual Expense Statement in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant’s exception. Tenant shall pay the cost of such certification unless Landlord’s original determination of annual Operating Costs and Taxes overstated the amounts thereof, in the aggregate, by more than five percent (5%).
               5. Miscellaneous. So long as Tenant is in default (after any applicable notice and beyond any applicable cure period) of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord’s notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost and Tax Share Rent, without payment of interest.
          E. Additional Rent Upon Default by Tenant. Landlord and Tenant acknowledge that to induce Tenant to enter into this Lease, and in consideration of Tenant’s agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Term, Landlord has incurred (or will incur) significant costs, including, without limitation, the following: (i) expenditures incurred in connection with the performance of Landlord’s Work, (ii) commissions to Landlord’s and/or Tenant’s real estate broker, (iii) attorneys’ fees and related costs incurred and/or paid by Landlord in connection with the negotiation and preparation of this Lease, and/or (iv) the rent abatement granted to Tenant during the Free Rent Period described above (collectively, the “Inducements”). Landlord and Tenant further acknowledge that Landlord would not have granted the Inducements to Tenant but for Tenant’s agreement to perform all of the terms, covenants, conditions and agreements to be performed by it under this Lease for the entire Term, and that Landlord’s agreement to incur such expenditures and grant such concessions is, and shall remain, conditioned upon Tenant’s faithful performance of all of the terms, covenants, conditions and agreements to be performed by Tenant under this Lease for the entire Term. Accordingly, if a default by Tenant shall occur hereunder, Landlord shall be relieved of any unfulfilled obligation to grant Inducements hereunder, or to incur further expenses in connection therewith, and Tenant shall pay, as liquidated damages for Landlord’s granting the Inducements and not as a penalty, within ten (10) days after the occurrence of the default, as Additional Rent, the amount of those Inducements incurred or granted prior to the date of the default (the “Pre-Default Inducements”).

Landlord may or, at Tenant’s request, shall, after the occurrence of a default, forward a statement to Tenant setting forth the amount of the Pre-Default Inducements, but the failure to deliver such a statement shall not be or be deemed to be a waiver of the right to collect the Pre-Default Inducements or to extend the date upon which such amount shall be due and payable.
     3. PREPARATION AND CONDITION OF PREMISES; TENANT’S POSSESSION.
          A. Condition of Premises. Except for “Landlord’s Work” (as defined in the Tenant Improvement Agreement attached hereto as Exhibit C) and as otherwise set forth in Section 7.A. 1 hereof, Landlord is leasing the Premises to Tenant “as is” with the existing paint and carpet, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises and without any express or implied representations or warranties of any kind.
          B. Tenant’s Possession. Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition.
          C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the date Tenant takes possession of the Premises, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant’s right to possession, Tenant shall return the Premises to Landlord in the condition required under Section 14 below. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.
     4. PROJECT SERVICES.
          A. Heating and Air Conditioning.
               1. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday (the “Normal Business Hours”), Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord’s judgment, for normal business operations, except to the extent Tenant fails to take reasonable steps to ensure the efficient heating and cooling of the Premises (e.g., keeping all exterior doors, windows closed) or uses or installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant uses or installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof. Tenant acknowledges that the temperatures within the Premises may be slightly higher than usual if the outside temperature exceeds 95 degrees F dry bulb.
               2. Landlord shall furnish heating and air conditioning after Normal Business Hours if Tenant provides Landlord reasonable prior notice, and pays Landlord as Additional Rent all the then current charges for such additional heating or air conditioning.
          B. Elevators. If the Building is equipped with one or more elevators, Landlord shall provide passenger elevator service during Normal Business Hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. If the Building is equipped with a freight elevator, Landlord shall provide freight elevator service at reasonable hours at Tenant’s request, subject to scheduling by the Landlord and payment for the service by Tenant.
          C. Electricity. During Normal Business Hours, Landlord shall provide sufficient electricity to operate normal office lighting and a reasonable amount of office equipment and machinery. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided that Landlord’s prior written consent shall not be required if (i) Tenant uses only such equipment or machinery that is normally employed for general office use and which does not require high electricity consumption for operation, and (ii) Tenant uses only usual and customary quantities of such general office equipment or machinery. If any of Tenant’s equipment or machinery requires electricity consumption in excess of that which is necessary to operate normal general office equipment or machinery (e.g., computer rooms, telephone rooms and special HVAC equipment), or if Tenant uses more than the usual and customary quantities of such normal general office equipment or machinery, or if Landlord determines that Tenant is using a disproportionate share of the electrical capacity available for the Building or Project (i.e., electrical usage in excess of that which would typically be used for general office purposes), then Landlord at its election may, in addition to Landlord’s right to withhold consent to Tenant’s installation or operation of such equipment or other machinery in the Premises, (1) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess electricity use, (2) install, at Tenant’s expense, a separate meter to measure the electricity supplied to the Premises, and/or (3) at Tenant’s expense, install additional equipment to increase the electrical capacity for the Building or Project to offset such excess usage by Tenant. Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord’s reasonable estimate of the cost of such electricity. Tenant shall not permit electricity to be wasted.
          D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Neither Tenant nor its employees, agents or invitees shall cause water to be wasted in, on or around the Project.
          E. Janitorial Service. Landlord shall furnish janitorial service Monday through Friday as generally provided to other tenants in the Project. With reasonable prior notice from Tenant, Landlord shall also provide additional janitorial service on weekends or holidays at Tenant’s expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of such additional janitorial services. Such Additional Rent shall be in addition to Tenant’s obligations pursuant to Section 2.A(2) to pay its Proportionate Share of Operating Costs.
          F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord’s inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project, shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.
     5. ALTERATIONS AND REPAIRS.
          A. Landlord’s Consent and Conditions.
               1. Tenant shall not make any improvements or alterations to the Premises (the “Work”) without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay Landlord’s standard charge (or, if Landlord does not have a standard charge, then Landlord’s actual costs incurred) for review of all of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or the Building Systems, (b) adversely impacts any other tenant’s premises, (c) is visible from outside the Premises, or (d) would utilize building materials or equipment which are inconsistent with Landlord’s standard building materials and equipment for the Building.
               2. Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work. Upon completion, all Work shall become the property of Landlord, except for Tenant’s trade fixtures and for items which Landlord requires Tenant to remove at Tenant’s cost at the termination of the Lease pursuant to Section 14.
               3. The following requirements shall apply to all Work:
                    (a) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance reasonably satisfactory to Landlord, and, at Landlord’s request, security for payment of all costs.
                    (b) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.
                    (c) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations (“Governmental Requirements”).
                    (d) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.
                    (e) Tenant shall perform all Work in compliance with any “Policies, Rules and Procedures for Construction Projects” which may be in effect at the time the Work is performed.

                    (f) All Work shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) Landlord may, in its sole discretion, specify engineers, general contractors, subcontractors, and architects to perform work affecting the Building Systems; and (ii) if Landlord consents to any Work that requires work to be performed outside the Premises, Landlord may elect to perform such work at Tenant’s expense.
                    (g) Tenant shall permit Landlord to supervise all Work, including, without limitation, the right (but not an obligation) to inspect the construction work during the progress thereof, and to require corrections of faulty construction or any material deviation from the plans for such Work as approved by Landlord; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any Governmental Requirements, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans.
                    (h) Landlord may charge a supervisory fee not to exceed three percent (3%) of labor, material, and all other costs of the Work to compensate Landlord for its review of plans and its management and supervision of the progress of the work.
                    (i) Upon completion, Tenant shall furnish Landlord with contractor’s affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Work, including any other information required under any “Policies, Rules and Procedures for Construction Projects” which may be in effect at the time.
          B. Repairs. If any part of the mechanical, electrical or other systems (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) (collectively, the “Building Systems”) in the Premises shall be damaged during the performance of the Work, Tenant shall promptly notify Landlord, and Landlord may elect to repair such damage at Tenant’s expense. Alternatively, Landlord may require Tenant to repair such damage at Tenant’s sole expense using contractors approved by Landlord. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. The cost of any repairs made by Landlord on account of Tenant’s default, or on account of the misuse or neglect by Tenant or any Tenant Parties (as defined in Section 8.B(1) below) anywhere in the Project, shall become Additional Rent payable by Tenant on demand. Except as otherwise expressly provided in Section 7.A hereof, Tenant shall at its expense make all other repairs necessary to keep the Premises, Tenant’s fixtures and personal property, in good order, condition and repair in compliance with all applicable Governmental Requirements; and to the extent Tenant fails to do so, Landlord may make such repairs itself at Tenant’s expense. It is a condition precedent to all Landlord’s obligations to repair and maintain that Landlord shall have received notice from Tenant (or, in the case of a violation of a Governmental Requirement, the governmental authority with jurisdiction) of the need of such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to make repairs and deduct the cost of such repairs from the Rent due under this Lease.
          C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord’s interest in the Project; any such lien or encumbrance shall attach to Tenant’s interest only. If any mechanic’s lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense, within ten (10) days after Tenant receives notice of such lien, either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney’s fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.
          D. Ownership of Improvements. All Work as defined in this Section 5, partitions, and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord’s property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord’s option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant’s right to possession, or (b) be removed in accordance with Section 14 below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).
     6. USE OF PREMISES.
          A. Limitation on Use. Tenant shall use the Premises only for the Permitted Use stated in the Schedule. Tenant shall not allow any use of the Premises which will increase the cost of coverage of Landlord’s insurance on the Project. Except for de minimis quantities of general office supplies customarily used by office tenants in the ordinary course of their business, including, but not limited to, copier toner, liquid paper, glue, ink and cleaning solvents (which supplies Tenant agrees to use and store in compliance with all applicable Governmental Requirements), Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would materially interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste to occur in, on, or about the Project, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a “place of public accommodation” under the Americans with Disabilities Act (“ADA”) or any other comparable law as a result of Tenant’s use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

          B. Signs. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays, graphic, decor or other advertising or communicative material which is visible from the exterior of the Premises without the prior written approval of Landlord. Any approved signs shall strictly conform to all Governmental Requirements, any CC&R’s recorded against the Project, and Landlord’s Signage Standards in effect at the time, and shall be installed and removed at Tenant’s expense. Tenant, at its sole expense, shall maintain such signs in good condition and repair during the Term. Prior to the expiration or earlier termination of this Lease, Tenant at its sole cost shall remove all of its exterior signage and repair any and all damage caused to the Building and/or Project (including and fading or discoloration) by such signs and/or the removal of such signs from the Building and/or Project. Landlord’s current Signage Standards are attached hereto as Exhibit D. Landlord shall, at Landlord’s expense, install the Building standard sign containing Tenant’s name at the entrance to the Premises and include Tenant’s name in the tenant directory located in the lobby in the first floor of the Building and the Building monument sign.
          C. Parking. Tenant shall have the non-exclusive right to park in the Project’s parking facilities in common with other tenants of the Project upon such reasonable terms and conditions as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities (i.e., use more than the number of unassigned parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants in the Project; provided, however, that no such allocation or assignment shall reduce the number of parking spaces, as set forth the Schedule, that Tenant is entitled to use. Landlord shall have the right to charge Tenant the portion that Landlord reasonably deems allocable to Tenant of any charges (e.g., fees or taxes) imposed by the Regional Air Quality Control Board or other governmental or quasi- governmental agency in connection with the parking facilities (e.g., in connection with operation or use of the parking facilities). Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or if any parking charges are imposed as a result of) any moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.
          D. Prohibition Against Use of Roof and Structure of Building. Tenant shall be prohibited from using all or any portion of the roof of the Building or any portion of the structure of the Building during the Term of this Lease (or any extensions thereof) for any purposes (including without limitation for the installation, maintenance and repair of a satellite dish and/or other telecommunications equipment), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Nothing herein shall limit or restrict Landlord’s rights under Section ll.N, or require Landlord to obtain Tenant’s consent prior to exercising such rights.
     7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.
          A. Compliance in Premises.

               1. Landlord’s Responsibilities. As of the Commencement Date, the Premises shall be in compliance with all Governmental Requirements, including, but not limited to, any applicable ADA requirements; provided, however, that if Landlord fails to satisfy the foregoing obligation, as evidenced by written notice of violation from the applicable governmental agency with jurisdiction, Landlord shall, as Tenant’s sole remedy, perform such work in the Premises as may be necessary to cure the violation that existed as of the Commencement Date.
               2. Tenant’s Responsibilities. Except as set forth in Section 7.A.1 above, Tenant shall, at its sole cost and expense, (1) comply with all Governmental Requirements; with any occupancy certificate issued for the Premises; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises; and (2) take all proper and necessary action to cause the Premises, including any repairs, replacements, alterations and improvements thereto, to be maintained, constructed, used and occupied in compliance with applicable Governmental Requirements, including, but not limited to, any applicable ADA requirements, whether or not such requirements are based on Tenant’s use of the Premises, and further to assume all responsibility to ensure the Premises’ continued compliance with all Governmental Requirements, including, but not limited to, any applicable ADA requirements, throughout the Term; provided, however, that subject to reimbursement as an Operating Cost pursuant to Section 2 above, Tenant shall not be required to make or pay for capital alterations or improvements to the Premises in order to comply with Governmental Requirements, including, but not limited to, any applicable ADA requirements, unless such alterations or improvements are necessitated by Tenant’s particular use of the Premises or Tenant’s Work in the Premises.
          B. Compliance in Common Areas. Subject to reimbursement as an Operating Cost as provided in Section 2 above, Landlord shall perform any work required under any applicable Governmental Requirements, including ADA, to be performed in the common areas of the Project, except that, as provided below, Tenant shall be solely responsible for all such compliance work which is required as a result of Tenant’s particular use or activities (e.g., Tenant’s proposed alterations or repairs). With respect to any compliance work required outside the Premises for which Tenant is responsible hereunder, Landlord shall have the right to perform such work, or require that Tenant perform such work with contractors, subcontractors, engineers and architects approved by Landlord; and if Landlord elects to perform such work outside the Premises, Tenant shall reimburse Landlord for the cost of such work within ten (10) days following receipt of invoices therefor. Except as otherwise expressly set forth in this Lease, Landlord makes no representations or warranties regarding the Project’s or the Premises’ compliance with applicable Governmental Requirements as of the date of this Lease.
          C. Rules and Regulations. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also any applicable “Policies, Rules and Regulations for Construction Projects” which may be established and in effect at the time.
     8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.
          A. Waiver of Claims. Neither Landlord nor the other Indemnitees (as defined below) shall be liable to Tenant or to any Tenant Parties (as defined below), and Tenant waives all claims against Landlord and such other Indemnitees, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or Project by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or Project, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such limitation on liability is prohibited by law. The provisions of this Section 8.A shall survive the expiration or earlier termination of this Lease until all claims within the scope of this Section 8.A are fully, finally, and absolutely barred by the applicable statutes of limitations.
          B. Indemnification.
               1. Tenant’s Indemnity. Tenant shall indemnify, protect, defend (by counsel reasonably satisfactory to Landlord) and hold harmless Landlord and its officers, directors, employees and agents (each, an “Indemnitee” and collectively, the “Indemnitees”), and each of them, against any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) (collectively, “Claims”) arising from any of the following (except only, with respect to any Indemnitee, to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnitee and are not covered by the insurance required to be carried by Tenant hereunder, or to the extent the foregoing obligations are prohibited by applicable law): (i) the use of the Premises, (ii) any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, (iii) any other act or omission or negligence of Tenant, any assignee or subtenant, or any of their respective members, partners, employees, contractors, agents, customers, visitors, licensees or other persons in or about the Project by reason of Tenant’s occupancy of the Premises (each a “Tenant Party” and, collectively, “Tenant Parties”), or (iv) Tenant’s breach of its obligations under this Lease.
               2. Tenant’s Duty to Defend. Tenant’s duty to defend Landlord and the other Indemnitees under this Section 8.B is separate and independent of Tenant’s duty to indemnify the Indemnitees. The duty to defend includes claims for which the Indemnitees may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether any Indemnitees have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. It is the express intention of the parties that Indemnitees shall be entitled to obtain summary adjudication or summary judgment regarding Tenant’s duty to defend the Indemnitees at any stage of any claim or suit within the scope of this Section.
               3. Landlord’s Indemnity. Subject to the waivers of liability and subrogation set forth in Sections 8.A and 8.F., respectively, Landlord agrees to indemnify and hold Tenant, its officers, agents and employees harmless from and against all Claims due to or arising from the gross negligence or intentional acts of Landlord, its employees, agents or contractors (“Landlord’s Indemnity”); provided, however, Landlord’s Indemnity shall be ineffective to the extent the matters for which Landlord agrees to indemnify Tenant are covered by the insurance Tenant is required to carry pursuant to this Lease. Following notice from Tenant, Landlord shall defend all Claims covered by Landlord’s Indemnity at Landlord’s expense by counsel reasonably satisfactory to Tenant.
               4. Survival of Obligations. The parties’ obligations under this Section 8.B shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 8.B are fully, finally, and absolutely barred by the applicable statutes of limitations.
          C. Tenant’s Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:
               1. Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).
               2. Property Insurance against “All Risks” of physical loss covering the replacement cost of all improvements, fixtures and personal property and business interruption.
               3. Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident:	$500,000
Disease—Policy Limit:	$500,000
Disease—Each Employee:	$500,000
          Tenant’s insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord’s building manager or agent, mortgagee and ground lessor shall be named as additional insureds under the insurance required of the Tenant in Section 8.C.1. The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord’s approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

               4. Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:
                    (a) Commercial General Liability Insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor’s protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.
                    (b) Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident:	$500,000
Disease—Policy Limit:	$500,000
Disease—Each Employee:	$500,000
          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents. Tenant’s contractor’s insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord’s building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant’s contractor’s insurance policies.
          D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.
          E. Landlord’s Insurance. Subject to reimbursement as an Operating Cost in accordance with the provisions of Section 2 hereof, Landlord shall procure and maintain in effect throughout the Term of this Lease commercial general liability insurance, property insurance and/or such other types of insurance as Landlord reasonably deems necessary or advisable to carry. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, and Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Building, add additional forms of insurance as Landlord shall deem reasonably necessary, and/or obtain umbrella or other policies covering both the Building and other assets owned by or associated with Landlord or its affiliates, in which event the cost thereof shall be equitably allocated.
          F. Waiver of Subrogation. Landlord and Tenant hereby waive and release any and all rights of recovery against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible) (whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage). Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.
     9. FIRE AND OTHER CASUALTY.
          A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, and sufficient insurance proceeds will be available to Landlord to cover the cost of any restoration to the Building and Premises, Landlord shall engage a registered architect to estimate, within one (1) month of the casualty, to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party’s receipt of the architect’s estimate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building or the Premises, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 9.A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.
          B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, building-standard tenant improvements, or the basic Building, as the case may be, and Tenant shall, at Tenant’s expense, replace or fully repair its damaged improvements (including any tenant improvements in excess of the building standard), personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents, employees, contractors, subtenants or assignees. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.
     10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligation, as set forth herein.
     11. RIGHTS RESERVED TO LANDLORD.
          Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:
          A. Name. To change the name of all or any of the Buildings or the Project, or the street address of the Buildings or the suite number(s) of the Premises.
          B. Signs. To install, modify and/or maintain any signs on the exterior and in the interior of the Buildings or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant’s signs in the Premises visible from the common areas or the exterior of the Building.
          C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.
          D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.
          E. Access. To have access to the Premises with twenty-four hours’ prior notice (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, and to perform its other obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.
          F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.
          G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant’s property. Tenant shall move its property entirely at its own risk.
          H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, mortgagees, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant’s use of the Premises.
          I. Relocation of Tenant. To relocate the Tenant, upon thirty days’ prior written notice, from all or part of the Premises (the “Old Premises”) to another area in the Project (the “New Premises”), provided that:
               1. the size of the New Premises is at least equal to the size of the Old Premises and the location of the New Premises is reasonably acceptable to Tenant;

               2. Landlord pays the cost of moving the Tenant and improving the New Premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the New Premises.
          J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent’s receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.
          K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way. In exercising its rights under this Section 11.K, Landlord shall make reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.
          L. Landlord’s Agents. If Tenant is in default under this Lease, possession of Tenant’s funds or negotiation of Tenant’s negotiable instrument by any of Landlord’s agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.
          M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises.
          N. Use of Roof. To permit Landlord (or any entity selected by Landlord) to install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of the Building or to use the roof of the Building in any other manner, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant’s use of the Premises.
          O. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building and the Project.
     12. DEFAULTS.
          A. Tenant’s Default. Any of the following shall constitute a default by Tenant:

               1. Rent Default. Tenant fails to pay any Rent when due, and such failure continues for five (5) or more days after written notice from Landlord thereof;
               2. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 (Assignment and Sublease) or Section 28 (Hazardous Substances);
               3. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for fifteen (15) days after written notice from Landlord or Landlord’s agent, except that if Tenant begins to cure its failure within the fifteen (15) day period but cannot reasonably complete its cure within such period, then, so long as Tenant diligently prosecutes the cure, the fifteen (15) day period shall be extended to such longer period as is reasonably necessary to diligently prosecute the cure to completion.
               4. Credit Default. One of the following credit defaults occurs:
                    (a) Tenant (or any guarantor of Tenant’s obligations hereunder) commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant (or the guarantor) or for any substantial part of its property, or any such proceeding is commenced against Tenant (or the guarantor) and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant (or the guarantor) which is not fully stayed within seven (7) days after entry;
                    (b) Tenant (or any guarantor of Tenant’s obligations hereunder) becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;
                    (c) Any third party obtains a levy or attachment under process of law against Tenant’s leasehold interest and the same is not dismissed within ten (10) days thereafter.
               5. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.
          Tenant acknowledges and agrees that, notwithstanding the foregoing provisions of this Section 12, Tenant shall be in default for purposes of Section 1161 of the California Code of Civil Procedure immediately following Tenant’s failure to perform or comply with any covenants, agreements, terms or conditions of this Agreement to be performed or observed by Tenant, including, without limitation, Tenant’s failure to pay Rent when due, and that any notices required to be given by Landlord under this Section 12 shall, in each case, be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure, and shall be deemed to satisfy the requirement, if any, that notice be given pursuant to such section.
          B. Landlord Defaults. Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of

Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, Tenant will give notice and a reasonable time to cure any default by Landlord to any holder of a mortgage or deed of trust encumbering Landlord’s interest in the Property of which Tenant has been given notice.
     13. LANDLORD REMEDIES. UPON A DEFAULT (AFTER ANY APPLICABLE NOTICE AND BEYOND ANY APPLICABLE CURE PERIOD), LANDLORD SHALL HAVE THE FOLLOWING REMEDIES, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW OR OTHERWISE PROVIDED IN THIS LEASE, TO WHICH LANDLORD MAY RESORT CUMULATIVELY OR IN THE ALTERNATIVE:
          A. Termination of Lease. Landlord may elect by notice to Tenant to terminate this Lease, in which event, Tenant shall immediately vacate the Premises and deliver possession to Landlord.
          B. Civil Code Section 1951.4 Remedy. Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease, if Tenant has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.
          C. Lease Termination Damages. If Landlord elects to terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant’s sole cost, remove any of Tenant’s signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:
               1. The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus
               2. The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus
               3. The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

               4. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus
               5. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.
          The “worth at the time of award” of the amounts referred to in Sections 13.C(1) and 13.C(2) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Section 13.C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.
          D. Landlord’s Remedies Cumulative. All of Landlord’s remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity, including, without limitation, the remedy described in California Civil Code Section 1951.4 (pursuant to which Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover as rent as it becomes due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations). Waiver by either party of any breach of any obligation by the other party shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord’s acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord’s notice to Tenant, or termination of the Lease or of Tenant’s right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant’s account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the Interest Rate until paid.
          E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM. THE PROVISIONS OF THIS

SECTION 13.E SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.
          F. Intentionally Deleted.
     14. SURRENDER. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the date Landlord delivers possession of the Premises to Tenant, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, and any damage by Tenant or any Tenant Party to the plumbing and electrical systems or lighting repaired (including replacement of any burned out or broken light bulbs or ballasts), all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises and the Project all of Tenant’s trade fixtures, furniture, moveable equipment and other personal property, and any Work which Landlord elects to be removed pursuant to Section 5.D, and shall restore the Premises to its condition prior to their installation, including, without limitation, repairing all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election: (a) conveyed such property to Landlord without compensation or (b) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects to consider such property abandoned, Tenant shall be liable to Landlord for the costs of: (i) removal of any such Work or personal property, (ii) storage, transportation, and disposition of the same, and (iii) repair and restoration the Premises, together with interest thereon at the Interest Rate from the date of expenditure by Landlord. In addition, if the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including reasonable attorneys’ fees and costs, resulting from delay by Tenant in so surrendering the Premises.
     15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord’s prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay all of the Base Rent, and Operating Cost and Tax Share Rent at one hundred fifty percent (150%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord’s direct and consequential damages resulting from Tenant’s holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession or any other of Landlord’s remedies.

     16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.
          A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. At any time that the Project is made subject to any ground lease or mortgage, upon request from Tenant, Landlord shall use reasonable efforts, at Tenant’s sole cost, to cause the mortgagee or ground lessor to deliver to Tenant a non-disturbance agreement utilizing the standard form of such mortgagee or ground lessor, providing that so long as Tenant is not in default under this Lease (after any applicable notice and beyond any applicable cure period), Tenant may remain in possession of the Premises under the terms of this Lease, even if the mortgagee, ground lessor, or its successor should acquire Landlord’s title to the Project.
          B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant’s agreement to attorn.
          C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit, if any, is received by such ground lessor or mortgagee.
          D. Notice and Right to Cure. Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee, identified in any notice from Landlord to Tenant, a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.
          E. Definitions. As used in this Section 16, “mortgage” shall include “trust deed” and “deed of trust”; “mortgagee” shall include “trustee”, “beneficiary” and the mortgagee of any ground lessee; and “ground lessor”, “mortgagee”, and “purchaser at a foreclosure sale” shall include, in each case, all of its successors and assigns, however remote.

     17. ASSIGNMENT AND SUBLEASE.
          A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant’s interest in this Lease, (ii) sublet any part of the Premises, or (iii) permit anyone other than Tenant and its employees to occupy any part of the Premises (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer”, and collectively as “Transfers”, and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”, and any person by whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferor”). Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any Transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent Transfer. Tenant shall pay all of Landlord’s attorneys’ fees and other expenses incurred in connection with any consent requested by Tenant or in considering any proposed Transfer. Any Transfer without Landlord’s prior written consent shall be void. If Tenant shall assign this Lease or sublet or otherwise Transfer the Premises in its entirety, any rights of Tenant to renew this Lease, to extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the Transferee, all such rights being personal to the Tenant named herein. In addition, Tenant shall not, without the prior written consent of Landlord, which Landlord may withhold in its sole discretion, mortgage, pledge or encumber this Lease, the term or estate hereby granted or any interest hereunder.
          B. Landlord’s Consent. Landlord will not unreasonably withhold, condition or delay its consent to any proposed Transfer. It shall be reasonable for Landlord to withhold its consent to any Transfer if (i) Tenant is in default under this Lease (after any applicable notice and beyond any applicable cure period), (ii) the proposed Transferee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed Transferee are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the Transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed Transferee is a government entity, or (vi) the proposed Transfer is between a Transferee of Tenant and a third party.
          C. Procedure. Tenant shall notify Landlord of any proposed Transfer at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed Transferee, its corporate affiliates in the case of a corporation and its partners in the case of a partnership, a description of the portion of the Premises that is subject to the Transfer (the “Transfer Premises”), a calculation of the Transfer Premium (as defined in Section 17.E below) payable in connection with the Transfer, an executed copy of the proposed Transfer agreement, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed Transferee (including, without limitation, the most recent financial statements for the proposed Transferee). As a condition to the effectiveness of any assignment of this Lease, the assignee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of the assignment, Landlord’s standard form of Consent to Assignment, providing for, among other things, an assumption of all of the obligations of Tenant under this Lease. As a condition to the effectiveness of any other Transfer, Transferee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of such Transfer, Landlord’s standard consent form, providing, among other things, (1) the Transferee’s obligation to indemnify Landlord and the other Indemnitees consistent with Tenant’s indemnification obligations in Section 8.B above, and (2) the Transferee’s agreement that any such Transfer shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any such Transfer, Landlord shall have the right to: (a) treat such Transfer as cancelled and repossess the Transfer Premises by any lawful means, or (b) require that the Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall default and fail to cure within the time permitted for cure under Section 12 above, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.
          D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 50% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.
          E. Transfer Premium.
               1. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Landlord shall be entitled to receive, as Additional Rent hereunder, fifty percent (50%) of any “Transfer Premium” derived from such Transfer. As used herein, the term “Transfer Premium” means (a) in the case of an assignment, any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee on account of such assignment, and (b) in the case of any other Transfer, all rent, additional rent or other consideration paid by the Transferee to the Transferor pursuant to such Transfer in excess of the base rent and additional rent payable by such Transferor during the term of the Transfer on a per rentable square foot basis. Payment of the Transfer Premium due Landlord hereunder shall be a joint and several obligation of Tenant and the Transferee, and shall be made to Landlord as follows: (i) in the case of an assignment, the Transferor shall pay the Transfer Premium to Landlord within ten (10) days after the Transferor receives the Transfer Premium; and (ii) in the case of any other Transfer, on the first day of each month during the term of the Transfer, the Transferee shall pay directly to Landlord the amount by which the rent, additional rent or other consideration due from the Transferee for such month exceeds the base rent and additional rent payable by the applicable Transferor for said month which is allocable to the Transfer Premises.
               2. Upon request by Landlord, Tenant shall provide Landlord with reasonable documentation of Tenant’s calculation of the Transfer Premium. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall within ten (10) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.
          F. Recapture. Landlord may, by giving written notice to Tenant (the “Recapture Notice”) within thirty (30) days after Landlord’s receipt of the proposed fully executed Transfer agreement submitted by Tenant to Landlord for Landlord consent, terminate this Lease in its entirety in the case of a proposed assignment (or in the case of a proposed sublease or other Transfer Landlord may terminate this Lease with respect to the Transfer Premises), as of the termination date set forth in Landlord’s Recapture Notice and all obligations Landlord and Tenant under this Lease as to such terminated space shall expire as of such termination date, except as to any obligations that expressly survive any termination of this Lease.
          G. Tenant Remedies. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this Section 17 or otherwise has breached or acted unreasonably under this Section 17, Tenant’s sole remedy shall be declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right provided under California Civil Code Section 1995.310 or other applicable laws to terminate this Lease. Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims involving any third party or parties (including without limitation Tenant’s broker or proposed transferee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.
     18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord’s successors for performance of such obligations. This Lease shall not be affected by any such transfer.
     19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Tenant’s failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Tenant’s failure to execute or deliver an estoppel certificate or other document or instrument required under this Article 19 in a timely manner shall be a material breach of this Lease.
     20. LEASE DEPOSIT.
          A. Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease the cash sums set forth in the Schedule for both Prepaid Rent and Security Deposit (collectively, the “Lease Deposit”). The Prepaid Rent shall be applied by Landlord against the first full month’s Base Rent payment obligation hereunder. The Security Deposit in the amount set forth on the Schedule shall be held by Landlord as security for the performance of all of Tenant’s obligations under this Lease. If Tenant defaults under this Lease (after any notice and beyond any applicable cure period), Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default to the full extent permitted by law. Tenant hereby waives any restriction on the use or application of the Security Deposit by Landlord as set forth in California Civil Code Section 1950.7. To the extent any portion of the Security Deposit is used, Tenant shall within ten (10) days after demand from Landlord restore the Security Deposit to its full amount, and the failure to do so shall constitute a default hereunder without an opportunity to cure. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term and after Tenant has vacated the Premises; provided, however, that if this Lease is terminated by Landlord pursuant to Article 13 above, or by Tenant in a bankruptcy proceeding pursuant to 11 U.S.C. § 365, Landlord may retain the Security Deposit and apply the same against its damages recoverable pursuant to California Civil Code Section 1951.2. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease.
          B. If Landlord transfers its interest in the Project or this Lease, Landlord shall transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.
     21. FORCE MAJEURE. Neither Landlord nor Tenant shall be in default under this Lease to the extent such party is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of god, national emergency, or any other cause of any kind beyond the reasonable control of Landlord or Tenant, as the case may be (except financial inability) (collectively “Force Majeure”). Nothing contained in this Section 21 shall (a) relieve Tenant from the obligation to timely pay Rent under this Lease, (b) permit Tenant to holdover in the Premises after the expiration or earlier termination of this Lease, or (c) relieve Tenant from any obligation required to be performed by Tenant hereunder if Tenant’s failure to perform such obligation will interfere with any other tenant of the Project’s use, occupancy or enjoyment of its respective premises or the Project.
     22. TENANT’S PERSONAL PROPERTY AND FIXTURES. In addition to any statutory lien, Tenant hereby grants to Landlord a lien against and a security interest in all of its personal property and trade fixtures now or hereafter located within the Premises as additional security for performance of all of Tenant’s obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Tenant authorizes Landlord to file a Form UCC-1 Financing Statement to perfect the security interest of Landlord in the secured property and proceeds thereof under the laws of the State of California. In addition, Tenant agrees to execute and deliver from time to time such further instruments as Landlord may reasonably request to effectuate the intent of this Section.
     23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:
               A.   Landlord. To Landlord as follows:
CarrAmerica Realty, L.P.
1810 Gateway Drive, Suite 150
San Mateo, CA 94404
Attn: Market Officer
with a copy to:
CarrAmerica Realty Corporation
1850 K Street, N.W., Suite 500
Washington, D.C. 20006
Attn: Lease Administration
     or to such other person at such other address as Landlord m ay designate by notice to Tenant.
               B.   Tenant. To Tenant as follows:
Sorrent, Inc.
1810 Gateway Drive, Suite 200
San Mateo, CA 94404
Attn: Paul Zuzelo
with a copy of notices of default to:
Preston Gates Ellis LLP
One Maritime Plaza, Suite 2400
San Francisco, CA 94111
Attn: Larry Low
     or to such other person at such other address as Tenant may designate by notice to Landlord.
     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the

United States mail in the case of registered or certified mail, and one (1) business day in the case of overnight courier. Tenant hereby appoints as its agent to receive the service of process in any action, or any notice required by law to be given prior to the commencement of any action, for recovery of possession of the Premises or any part thereof, and to receive service of all notices hereunder (including dispossessory or distraint proceedings and notices thereunder), the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.
     24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.
     25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker’s fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any Claims by any other broker or third party for any payment of any kind in connection with this Lease.
     26. MISCELLANEOUS.
          A. Successors and Assigns. Subject to the limits on Tenant’s assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.
          B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days of Tenant’s receipt of Landlord’s statement.
          C. Meaning of “Landlord”, “Re-Entry”, “including” and “Affiliate”. The term “Landlord” means only the owner of the Project and the lessor’s interest in this Lease from time to time. The words “re-entry” and “re-enter” are not restricted to their technical legal meaning. The words “including” and similar words shall mean “without limitation.” The word “affiliate” shall mean a person or entity controlling, controlled by or under common control with the applicable entity. “Control” shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.
          D. Time of the Essence. Time is of the essence of each provision of this Lease.
          E. No Option. The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

          F. Severability. If any provision of this Lease is determined to be invalid, illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
          G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.
          H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant’s interests under this Lease.
          I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.
          J. Landlord’s Right to Cure. Landlord may cure any default by Tenant (after any applicable notice and beyond any applicable cure period); any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.
          K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.
          L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.
          M. Landlord’s Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.
          N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.
          O. Landlord’s Title. Landlord’s title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord’s title.
          P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Project, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.
          Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

          R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.
          S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.
          T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.
          U. Survival. The waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and other Indemnitees shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant hereunder which by their terms survive the expiration or earlier termination of this Lease.
          V. Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.
          W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.
          X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12.A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within seven (7) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2.D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.
          Y. Tenant’s Financial Statements. Within ten (10) days after Landlord’s written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year’s financial statements, each with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.
          Z. Attorneys’ Fees. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party’s rights or remedies under this Lease, including any action for declaratory relief, or any action to collect any payments required under this Lease or to quiet title against the other party, the prevailing party shall be entitled to reasonable attorneys’ fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party. In addition, Tenant shall pay the reasonable attorneys’ fees and other costs Landlord incurs in enforcing this Lease where no proceeding or action is brought.
     27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.
     28. HAZARDOUS SUBSTANCES.
          A. Prohibition Against Hazardous Substances. Except for de minimis quantities of general office supplies customarily used by office tenants in the ordinary course of their business, including, but not limited to, copier toner, liquid paper, glue, ink and cleaning solvents (which supplies Tenant agrees to use and store in compliance with all applicable Governmental Requirements), Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 28.A are fully, finally, and absolutely barred by the applicable statutes of limitations.
          B. Definition of “Hazardous Substances.” “Hazardous Substances” means any hazardous or toxic substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.
     29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord’s obligations hereunder.
     30. EXPANSION OPTION.

          A. Tenant’s Expansion Notice. Not later than the expiration of the nineteenth (19th) full calendar month of the Term, Tenant may notify Landlord in writing (“Tenant’s Expansion Notice”) of Tenant’s interest in expanding the Premises, such that, as of the expiration of the twenty-fifth (25th) full calendar month of the Term (“Expansion Effective Date”) Tenant shall lease hereunder not less than 9,000 nor more than 12,000 contiguous rentable square feet in the Project, and (ii) the Term shall be extended for an additional twenty-five (25) calendar months (i.e., thirty-six (36) months from the Expansion Effective Date, which 36-month period is herein referred to as the “Extension Term”) (together, the “Expansion Option”). Tenant’s failure to timely provide Landlord with Tenant’s Expansion Notice shall be conclusively deemed Tenant’s election not to exercise the Expansion Option, time being of the essence, and Tenant acknowledges that such failure shall result in the forfeiture of Tenant’s rights under this Section 30.
          B. Landlord’s Expansion Response.
               1. If Tenant timely delivers Tenant’s Expansion Notice to Landlord as provided above, then, by the end of the twenty-second (22nd) full calendar month of the Term, Landlord shall notify Tenant (“Landlord’s Expansion Response”) of whether any additional space will be available for lease to Tenant in the Project as of the Expansion Effective Date. Tenant acknowledges that the proposed expansion of the Premises may be accommodated, at Landlord’s sole discretion, either by Tenant’s relocating to other space in the Project (“Relocation Space”) or by Tenant’s leasing of additional space contiguous to the initial Premises (“Expansion Space”). For purposes of this Section 30, space “available for lease” shall mean space in the Project which becomes available for lease and which Landlord is free to lease to the general public, unencumbered by any renewal rights, expansion rights, rights of first offer or other similar rights in favor of other tenants in the Project.
               2. If Landlord determines that additional space meeting the size parameters above will be available for lease to Tenant in the Project as of the Expansion Effective Date, Landlord’s Expansion Response will specify (a) whether Tenant’s leasing of additional space will be accommodated by relocation or expansion of the initial Premises, (b) the exact size and location of the Relocation Space or Expansion Space, as the case may be (the larger premises available for lease by Tenant, whether by relocation or expansion, shall herein be referred to as the “New Premises”), (c) the monthly Base Rent which Landlord will charge for the New Premises, which shall equal $2.07 per rentable square foot of the New Premises through the eleventh (ll th) month of the Extension Term, $2.13 per rentable square foot of the New Premises through the twenty-third (23rd) month of the Extension Term, and $2.19 per rentable square foot of the New Premises through the thirty-sixth (36th) month of the Extension Term, and (d) any other material conditions or provisions relating to the leasing of the New Premises which vary from the provisions of this Lease, including, without limitation, any increase in the Security Deposit. Except as otherwise specified in Landlord’s Expansion Response, all of the terms and conditions of this Lease shall apply to the New Premises. If Landlord elects to provide Tenant with either Relocation Space or Expansion Space, Landlord shall complete tenant improvements of a nature similar to, in Landlord’s reasonable judgment, the Tenant Improvements identified on the Approved Space Plan attached hereto as Exhibit C-l in the Relocation Space or Expansion Space, as applicable, on or before the Expansion Effective Date.

               3. If Landlord’s Expansion Response indicates that additional space meeting the size parameters described in Section 30.A above will not be available for lease to Tenant in the Project as of the Expansion Effective Date, then, within ten (10) days after Tenant’s receipt of Landlord’s Expansion Response, Tenant shall deliver written notice to Landlord of Tenant’s election (“Tenant’s Election Notice”) to either (a) continue to lease the initial Premises in accordance with the terms and provisions of this Lease, or (b) if Tenant is not then in default of its obligations under this Lease, terminate this Lease, which termination shall be effective as of 11:59 p.m. on the last day of the twenty-fifth (25th) full calendar month of the Term, provided that concurrent with Tenant’s delivery of Tenant’s Election Notice, Tenant pays to Landlord a termination fee in the amount of Thirteen Thousand Four Hundred Forty-Six and 91/100 Dollars ($13,446.91) in readily available funds. Tenant’s failure to deliver Tenant’s Election Notice to Landlord within the specified ten (10) day period shall conclusively be deemed Tenant’s election to continue to lease the initial Premises in accordance with the terms and provisions of this Lease.
               4. If Landlord’s Expansion Response requires Tenant’s relocation, then (a) Landlord shall deliver possession of the Relocation Space to Tenant on or before the Expansion Effective Date, and upon delivery thereof, the Relocation Space shall become a portion of the Premises, and (b) as soon as reasonably practicable following Landlord’s delivery of the Relocation Space to Tenant (but in no event later than seven (7) days following such delivery), Tenant shall surrender and vacate the initial Premises in the condition required by Section 14 above, and upon such surrender, the “Premises” hereunder shall mean only the Relocation Space, and Tenant’s obligations with respect to the initial Premises (e.g., Tenant’s rent obligations) shall cease; or
               5. If Landlord’s Expansion Response permits Tenant to add space contiguous to the initial Premises, then Landlord shall deliver possession of the Expansion Space to Tenant on or before the Expansion Effective Date, and upon delivery thereof, the Expansion Space shall become a portion of the Premises.
               6. Promptly following Tenant’s election to lease the New Premises, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the lease of the New Premises, specifying the Base Rent for the New Premises in accordance with the provisions of Landlord’s Expansion Notice, specifying the rentable square footage of the New Premises, and making other appropriate modifications to this Lease, including, without limitation, modifications to Tenant’s Proportionate Share.
          C. Conditions of Exercise. Notwithstanding Tenant’s attempted exercise of the Expansion Option, at Landlord’s option, Tenant’s rights to exercise the Expansion Option shall be ineffective, and Landlord shall have no obligation to deliver to Tenant the Relocation Space or Expansion Space, as the case may be, if, either at the time of exercise or at the time for delivery of possession of the additional space to Tenant, (i) Tenant shall be in default hereunder beyond applicable notice and cure periods, (ii) Tenant has exercised the Right of First Offer, as set forth in Section 31 below, or (iii) Tenant has exercised the First Refusal Right, as set forth in Section 32 below.

          D. Option Personal to Tenant. Tenant’s right to exercise the Expansion Option is personal to, and may be exercised only by, the original Tenant under this Lease. If Tenant shall assign this Lease, then immediately upon such assignment, Tenant’s right to exercise the Expansion Option shall simultaneously terminate and be of no further force or effect. No Transferee shall have any right to exercise the Expansion Option granted herein. Nothing contained in this Section 30 shall be deemed to impose any obligation on Landlord to refrain from negotiating with existing or future tenants of the Project, to withhold space in the Project from the market, or to take any other action or omit to take any other action in order to make additional space available to Tenant as of the Expansion Effective Date.
     31. RIGHT OF FIRST OFFER.
          A. First Offer Space; Exercise. Subject to, and in accordance with, the terms and conditions set forth in this Section 31, Tenant shall have the one-time right of first offer (the “Right of First Offer”) to lease the adjacent space in the Building comprised of approximately 3,367 rentable square feet and commonly known as Suite 220, as outlined on Exhibit A attached hereto (the “First Offer Space”), if at any time during the Term, the First Offer Space becomes available for lease to third parties. Prior to leasing the First Offer Space to a third party, Landlord will give notice to Tenant (an “Offering Notice”) specifying Landlord’s good faith estimate of (i) the Base Rent which Landlord proposes to charge for the First Offer Space, (ii) the approximate date upon which the First Offer Space is anticipated to be available for delivery, and (iii) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of this Lease. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within ten (10) days after receipt thereof, which notice shall be unconditional and irrevocable. Tenant may exercise its right of first offer only with respect to all of the First Offer Space identified in any Offering Notice, and only if Tenant intends to occupy such First Offer Space in connection with its own reasonably foreseeable needs. For purposes of this Section 31, the First Offer Space shall be “available for lease” if Landlord is free to lease the First Offer Space to the general public, unencumbered by any renewal rights or other similar rights in favor of the existing tenant of the First Offer Space.
          B. Terms and Conditions. If Tenant timely exercises its right to lease the First Offer Space, then except as specified in this Section 31 or in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the First Offer Space shall become a portion of the Premises on all of the terms and conditions of this Lease for the remainder of the Term, provided that (1) the Base Rent for the First Offer Space shall be as set forth in the Offering Notice, (2) Tenant’s Proportionate Share shall be adjusted to reflect the addition of the First Offer Space, and (3) except as specified in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the First Offer Space shall be delivered in its then existing “as is” condition, without obligation on the part of Landlord to make any repairs or construct any improvements to the First Offer Space in connection with Tenant’s contemplated use, or to demolish existing improvements therein, and Tenant shall be responsible for the construction and installation in accordance with the provisions of Section 5 above of any tenant improvements it desires to install within the First Offer Space, at Tenant’s sole cost and expense. Except as may be specified in the Offering Notice, Tenant shall commence paying Base Rent and all Additional Rent with respect to the First Offer Space on the date of delivery of the First Offer Space to

Tenant in the condition required hereunder. Landlord shall promptly prepare and Landlord and Tenant shall promptly execute an amendment to this Lease reflecting the addition of the First Offer Space. If Tenant fails to timely notify Landlord that it wishes to lease the First Offer Space identified in any Offering Notice, or if Tenant fails to execute and deliver said lease amendment to Landlord within ten (10) days following receipt thereof by Tenant, Landlord may thereafter lease such First Offer Space to any person on terms and conditions Landlord may deem appropriate.
          C. Conditions to Exercise. Notwithstanding anything to the contrary set forth herein, if, at the time an Offering Notice would otherwise be required to be sent under this Section 31, or at any other time following Tenant’s exercise of its right to lease the First Offer Space and prior to the date upon which possession of the First Offer Space is to be delivered to Tenant, (i) Tenant has exercised its Expansion Option as set forth in Section 30 above, (ii) Tenant has exercised its First Refusal Right as set forth in Section 32 below, or (iii) Tenant is in default under this Lease, Landlord shall have the right, at its option (and in the case of a default by Tenant, in addition to its other remedies), the right to terminate Tenant’s rights under this Section 31, and in such event Landlord shall not be required to deliver the Offering Notice or to deliver possession of the First Offer Space to Tenant. If not earlier terminated, the rights of Tenant pursuant to this Section 31 shall automatically terminate upon the Termination Date. Nothing contained in this Section 31 shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant(s) of the First Offer Space, to withhold the First Offer Space from the market, or to take any other action or omit to take any other action in order to make the First Offer Space available to Tenant.
          D. Rights Personal to Tenant. Tenant’s right to lease the First Offer Space pursuant to this Section 31 is personal to, and may be exercised only by, the original named Tenant under this Lease. If Tenant assigns this Lease or sublets all or any portion of the Premises, then immediately upon such assignment or subletting, Tenant’s right to lease any First Offer Space pursuant to this Section 30 shall simultaneously terminate and be of no further force or effect. No assignee or subtenant shall have any right to lease the First Offer Space pursuant to this Section 31.
     32. Right of First Refusal.
          A. Grant of Right. At any time following the last day of the sixth (6th) full calendar month of the Term, if Landlord receives a bona fide offer from a third party to lease all or a portion of the adjacent space in the Building comprised of approximately 3,600 rentable square feet and commonly known as Suite 280, as outlined on Exhibit A attached hereto (the “First Refusal Space”), which offer is acceptable to Landlord, Landlord will submit to Tenant a notice which sets forth the material terms (e.g., term, rent, tenant improvement allowance) of such offer (the “First Refusal Notice”). On or before the second (2nd) day after Tenant’s receipt of the First Refusal Notice, Tenant will have the right (the “First Refusal Right”) to notify Landlord, which notice shall be unconditional and irrevocable, that Tenant elects to lease the First Refusal Space upon the identical terms and conditions set forth in the First Refusal Notice and, to the extent not inconsistent therewith, upon all of the terms and conditions of the Lease.

          B. Terms and Conditions. If Tenant timely and validly exercises the First Refusal Right, Landlord shall promptly prepare and Landlord and Tenant shall promptly execute an amendment to this Lease reflecting Tenant’s leasing of the First Refusal Space on the terms and conditions described in 32.A above. If Tenant fails to timely notify Landlord that it wishes to lease the First Refusal Space on such terms and conditions, Landlord may lease such First Refusal Space on the terms and conditions contained in the First Refusal Notice.
          C. Conditions to Exercise. Notwithstanding anything to the contrary set forth herein, if, at the time a First Refusal Notice would otherwise be required to be sent under this Section 32, or at any other time following Tenant’s exercise of its right to lease the First Refusal Space and prior to the date upon which possession of the First Refusal Space is to be delivered to Tenant, (i) Tenant has exercised its Expansion Option as set forth in Section 30 above, (ii) Tenant has exercised its Right of First Offer as set forth in Section 31 above, or (iii) Tenant is in default under this Lease, Landlord shall have the right, at its option (and in the case of a default by Tenant, in addition to its other remedies), the right to terminate Tenant’s rights under this Section 32, and in such event Landlord shall not be required to deliver the First Refusal Notice or to deliver possession of the First Refusal Space to Tenant. If not earlier terminated, the rights of Tenant pursuant to this Section 32 shall automatically terminate upon the Termination Date. Nothing contained in this Section 32 shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant(s) of the First Refusal Space, to withhold the First Refusal Space from the market, or to take any other action or omit to take any other action in order to make the First Refusal Space available to Tenant.
          D. Rights Personal to Tenant. Tenant’s First Refusal Right is personal to, and may be exercised only by, the original named Tenant under this Lease. If Tenant shall assign this Lease or sublet all or any portion of the Premises, then immediately upon such assignment or subletting, Tenant’s First Refusal Right shall simultaneously terminate and be of no further force or effect. No assignee or subtenant shall have any right to exercise Tenant’s First Refusal Right pursuant to this Section 32.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.
LANDLORD:
CARRAMERICA REALTY, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, Inc., a Delaware corporation

By	/s/ Christopher Peatross
Christopher Peatross
Managing Director
Date of Execution: 1-27-03
TENANT:
SORRENT, INC.,
a California corporation

By:	/s/ Scott Orr
Name:	Scott Orr
Title:	CEO [chairman, president or vice-president]

By:	/s/ Paul Zurelo
Name:	Paul Zurelo
Title:	CFO & Secretary [secretary, assistant secretary, chief financial officer or assistant treasurer]
Date of Execution: 1/27/03

EXHIBIT A
OUTLINE OF PREMISES
See Attached

SUITE 250
SUITE 200
SORRENT
SUITE 220

SORRENT
SUITE 200
1810 GATEWAY DRIVE
SAN MATEO, CA

EXHIBIT A-1
OUTLINE OF PROJECT
See Attached

SAN MATEO CENTRE
II & III
EXHIBIT A-1

EXHIBIT B
RULES AND REGULATIONS
     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord’s judgment, appear unsightly from outside of the Project.
     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.
     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.
     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.
     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.
     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.
     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

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     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.
     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.
          In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.
     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.
     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.
     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.
     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.
     14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises’ or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep all corridor and exterior doors and windows closed, and during periods which the outside temperatures exceed 90 degrees F dry bulb Tenant shall close all blinds and turn off any unnecessary equipment.
     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord’s negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.
     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

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     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.
     18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by “seeing eye” dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.
     19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.
     Accordingly:
          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Building or the Project identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.
          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.
          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.
     20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.
     21. Tenant shall not disturb the quiet enjoyment of any other tenant.
     22. Tenant shall not provide any janitorial services or cleaning without Landlord’s written consent and then only subject to supervision of Landlord and at Tenant’s sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.
     23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.
     24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises

3

without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.
     25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.
     26. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.
     27. Tenant shall promptly remove all rubbish and waste from the Premises.
     28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.
     29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.
     30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.
     31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.
     32. Whenever Landlord’s consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval shall not be unreasonably withheld, conditioned or delayed.
     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

4

EXHIBIT C
TENANT IMPROVEMENT AGREEMENT
     This Tenant Improvement Agreement (“Agreement”) is an integral part of the Lease dated January 23, 2003 (“Lease”) relating to certain Premises described therein, and except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Agreement. Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Lease. Landlord and Tenant agree as follows with respect to the Tenant Improvements, if any, to be installed in the Premises:
     1. INITIAL TENANT IMPROVEMENTS.
          (a) Landlord shall cause to be performed the following work (the “Tenant Improvements”), subject to and in accordance with Landlord’s standard specifications for the Building (“Building Standard Specifications”) including, but not limited to, the standard building materials which are then being used by Landlord for the Building: (i) the initial alterations, additions and improvements to the Premises identified on the Space Plan and related Notes attached to the Lease as Exhibit C-l (collectively, the “Approved Space Plan”) and (ii) the relocation of the existing card reader access system in its as-is condition, without representations or warranties of any kind, express or implied, from the Existing Premises to the Premises Tenant is to occupy under the Lease. Landlord will provide Tenant with a copy of the Building Standard Specifications upon Tenant’s request. The Tenant Improvements shall not include any trade fixtures, workstations, telecommunications or computer cabling or built-in furniture or equipment. The work of constructing the Tenant Improvements is referred to as “Landlord’s Work”.
          (b) Following execution of the Lease, Landlord shall cause to be prepared, at its sole cost and expense, and delivered to Tenant final working drawings for Landlord’s Work (the “Final Plans”). The Tenant Improvements shown on the Final Plans shall be substantially consistent with those initially identified on the Approved Space Plan, and Landlord shall cause Landlord’s Work to be performed substantially as shown on the Final Plans, excepting only minor variations (i.e., variations which are not inconsistent with the intent of the Final Plans) as Landlord may deem advisable, and any Change Orders approved by Landlord.
     2. CHANGE ORDERS. If, prior to the Substantial Completion Date, Tenant shall request improvements or changes to the Premises in addition to, revision of or substitution for the Tenant Improvements identified on the Approved Space Plan, including, without limitation, any request for above-Building standard finishes or other detailed specifications (individually or collectively, “Change Order Requests”), Tenant shall deliver to Landlord for its approval plans and specifications for such Change Order Requests. If Landlord does not approve of the plans for such Change Order Requests, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Order Requests. Tenant shall pay for the preparation and revision of plans and specifications relating to Change Order Requests, and any increase in the cost of construction of the Tenant Improvements resulting from Change Order Requests.

1

     3. TENANT IMPROVEMENT COSTS. Landlord shall bear the cost of construction of the Tenant Improvements, except for the following, which shall be Tenant’s responsibility: (a) all costs for the preparations and revisions of plans and specifications resulting from all Change Order Requests; (b) the incremental increase in the cost of construction resulting from Change Order Requests, and (c) any increase in the cost of construction resulting from Tenant Delays (as defined below). Tenant shall pay the foregoing costs within three (3) days following receipt of Landlord’s invoice for such cost. Tenant acknowledges and agrees that any such invoice for the costs specified in clauses (b) and (c) above shall be based solely on an estimate of the incremental increase in the cost of the performance of Landlord’s Work, and shall not be binding on Landlord or Landlord’s contractor, nor shall Tenant’s payment on account of such estimate limit Tenant’s obligation hereunder to pay the costs specified in clauses (b) and (c) above. “Tenant Delay” means a delay in the completion of Landlord’s Work or the delivery of possession of the Premises to Tenant, to the extent caused by the act, omission, neglect or failure of Tenant or any of Tenant’s agents, employees, contractors or subcontractors.
     4. SUBSTANTIAL COMPLETION. The “Substantial Completion Date” shall be the date that Landlord, its architect, engineer or construction manager determines that Landlord’s Work has been completed, except for finishing details, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list (the “Punch-List Items”), the correction or completion of which will not substantially interfere with Tenant’s occupancy and use of the Premises (“Substantial Completion”); provided, however, that (A) if Landlord is delayed in completing Landlord’s Work or in delivering possession of the Premises to Tenant as a result of any Tenant Delay, the Substantial Completion Date shall be deemed to have occurred on the date the Substantial Completion Date would have occurred in the absence of such Tenant Delay, as reasonably determined by Landlord or Landlord’s architect; and (B) if Tenant takes possession and commences business operations in the Premises prior to the Substantial Completion Date, the Substantial Completion Date shall be deemed to have occurred on the date Tenant commences business operations in the Premises.

2

EXHIBIT C-l
APPROVED SPACE PLAN
See Attached

SUITE 200
SORRENT
SORRENT
SUITE 200
1810 GATEWAY DRIVE
SAN MATEO, CA

LEGEND: PARTITION & ELECTRICAL PLAN

- EXISTING CONSTRUCTION TO REMAIN
- EXISTING 1-HR FIRE RATED CORRIDOR CONSTRUCTION TO REMAIN
- NEW 1-HR FIRE RATED CORRIDOR TUNNEL CONSTRUCTION TO MATCH EXISTING WITH METAL STUDS & 5/8" TYPE 'X' GYP. BD. ON BOTH SIDES
- EXISTING CONSTRUCTION TO BE REMOVED
- NEW CEILING HT. PARTITION WITH 3-5/8", 25 GA. METAL STUDS AT 24" O.C. & 5/8" GYP. BD. ON BOTH SIDES. ANGLE SUPPORTS TO STRUCTURE ABOVE AS REQUIRED.
- NEW TENANT DEMISING WALL, 1-HR RATED FULL HEIGHT TO DECK ABOVE WITH 3-5/8", 22 GA. METAL STUDS AT 24"O.C. & 5/8" TYPE 'X' GYP. BD. ON BOTH SIDES.
- EXISTING 1-HR RATED FULL HEIGHT TENANT DEMISING WALL
- EXISTING FUR-OUT STEEL STRUCTURAL COLUMN
- EXISTING DUPLEX ELECTRICAL OUTLET
- D NEW DUPLEX ELECTRICAL OUTLET. (D) INDICATES DEDICATED CIRCUIT.
- EXISTING 4-PLEX ELECTRICAL OUTLET
- NEW ELECTRICAL JUNCTION BOX, HARDWIRE TO TENANT'S ELECTRIFIED FURNITURE PANEL
- NEW COMMUNICATION BOX, HARDWIRE TO TENANT'S ELECTRIFIED FURNITURE PANEL
- EXISTING COMMUNICATION OUTLET
- NEW COMMUNICATION OUTLET, RING & STRING
- FE FIRE EXTINGUISHER LOCATION

SORRENT
SUITE 200
1810 GATEWAY DRIVE
SAN MATEO, CA

EXHIBIT D
LANDLORD’S SIGNAGE REQUIREMENT

Page
Leasing Signage
Horizontal Sign	11.1
Vertical Sign	11.2
Banner	11.3

Permanent Interior Signage
Square Elevator Plaque: Bronze	12.1
Rectangular Elevator Plaque: Bronze	12.2
Square Elevator Plaque: Stainless Steel	12.3
Rectangular Elevator Plaque: Stainless Steel	12.4
Room Identification Sign	12.5
Tenant Plaque	12.7
Suite Identification	12.8
Suite Directional	12.9
Directory Identification	12.10
Building Address	12.11

Permanent Exterior Signage
Entry Door Identification Type A	13.1
Entry Door Identification Type B	13.2
Entrance Identification Type A	13.3
Entrance Identification Type B	13.4
Primary Directional Identification	13.5
Secondary Directional Identification	13.6
Primary Tenant Identification	13.7
Parking Blade Sign	13.8
Garage Entrance Sign	13.9
Parking Identification Sign	13.10
Additional Parking Standards	13.11
Portal Sign	13.12
Welcome Sign	13.13

Carr America
Interior Sign Standards
This program consists of approximately 20 sign types to meet the identity, directional and informational sign requirements of all CarrAmerica facilities.
The directional and tenant sign types are shown here. The following is a list of sign type considerations in the program:
Building directory Lobby entrance identity Directional signs Conference room identity Tenant/ suite identity Elevator and floors identification Utility and restroom sign Stairwell signs Fire regulatory and egress maps
240 Lantham Financial Services 200 the gnu Group 253 Fiber optic Systems Floor 2 Fiber Optic Systems 240 Lantham Financial Services 253 Fiber optic Systems 300 420 Floor 5 The GNU Group 200

Interior Signage
Tenant Plaque
Purpose: This sign is used to identify a tenant by name and suite number. It is placed at the tenant’s main entry.
Product: Pre-engineered, aluminum and acrylic sign parts which mechanically assemble. The bottom two panels are permanently affixed while the top panel is easily removed when a tenant change out is required.
Finishes: Upper panel to be painted to coordinate with your interior building color palette. Accent panel to be a polished or brushed metal (brass, bronze, aluminum, stainless steel, etc.).
Bottom panel has applied photopolymer to create a raised suite number and braille. Copy color must clearly contrast with background color. The following pages include plaque size, copy size, part specifications, installation specifications and finish examples.
Type Style: All copy to be CarrAmerica Regular.
Mounting: Plaque attaches to tenant wall on the latch side of door. Plaque mounts 3" from door jam at 60" from floor to centerline of plaque. If plaque mounts to glass sidelight, a 1/16" thick metal plate is placed inside the face of glass to conceal install adhesives. Metal is to match accent panel.
1

Interior Signage
Tenant Plaque
Copy layouts.
2

Interior Signage
Tenant Plaque
Construction/Install detail.
3

Interior Signage
Tenant Plaque
Install Location Typical.
4

Interior Signage
Tenant Plaque
Color Examples.
5

Interior Signage
Floor Directory/Directional
Purpose: This sign is used to identify the floor, list the tenants on a particular floor and direct a visitor to the tenants suite. It is usually placed near the elevator area of the floor to be easily seen when the elevator door opens. It can also be used as a directional sign in buildings that have long or difficult hallways to maneuver.
Product: Pre-engineered, aluminum and acrylic sign parts which mechanically assemble. The bottom two panels are permanently affixed while all other panels are easily removed when a tenant change out is required.
Finishes: All panels are to be painted to coordinate with your interior building color palette. The accent panel is to be a polished or brushed metal (brass, bronze, aluminum, stainless steel, etc.). The arrows and floor designation are dimensional and match the accent panel material Copy color must clearly contrast with background color. The following pages include Floor Directory/Directional sizes, copy sizes part specifications, installations specifications and finish examples.
Type Style: All copy to be CarrAmerica Regular.
Mounting: The Floor Directory attaches to the elevator lobby wall or corridors wall. The Floor Directory/Directional mounts 60" from the floor to the centerline of the sign.
6

Interior Signage
Floor Directory/Directional
7

Interior Signage
Floor Directory/Directional
Construction/Install detail.
8

Interior Signage
Miscellaneous Signage
Purpose: The signs in this section are the miscellaneous signs typically used throughout an office building. They are designed to meet life safety regulatory code and informational requirements.
Product: Economical pre-engineered sign part ready for copy, braille and paint application.
Finishes: The sign plaque should be painted to coordinate with a color used an the tenant plaque or floor directory/directional. No metal accent is to be used on this signtype. The following pages includ examples of sizes, copy layouts and installation information.
Typestyle: All copy to be CarrAmerica Regular.
Mounting: The plaque mounts 60" from the floor to the centure of the sign.
9

Interior Signage
Miscellaneous Signage
10

Interior Signage
Miscellaneous Signage
11

Interior Signage
Miscellaneous Signage
Construction/Install detail.
12

Interior Signage
Miscellaneous Signage
Install Location Typical.
13

Interior Signage
Miscellaneous Signage
Install Location Typical.
14

Interior Signage
15

Interior Signage
16

Interior Signage
17

Interior Signage
18

Interior Signage
19

Interior Signage
20

Interior Signage
21

11 Leasing Signage

Leasing Signage
Every CarrAmerica property should carry appropriate signage to identify it immediately as a CarrAmerica property. All signage should use only approved visual elements, so that the consistency of the visual message reinforces the presence of CarrAmerica’s properties in the marketplace.
Signage works the same way that advertising does without the additional cost of media. Because of this, it is probably the most inexpensive and valuable advertising available.
Horizontal Sign
Size: 10 x 8 feet.
Materials: Framed 1/2" MDO plywood, enamel primer, enamel paint, white vinyl.
Color: Top bar—black; vertical band—white; logo—Pantone 293 (blue) and black; copy panel background—Pantone 293 (blue); bar under property name—black; copy—white.
Logo: Measures 76" long.
Typography: Property name—7" tall (cap ht.) CarrAmerica Display B Bold; text—6" tall (cap ht.) CarrAmerica Display B Regular and Bold; phone—7" tall (cap ht.) CarrAmerica Display B Bold; internet address—4 1/2" tall (cap ht.) CarrAmerica Display B Regular.
CARC 11.1

Leasing Signage
Vertical Sign
Size: 8 x 10 feet.
Materials: Framed 1/2" MDO plywood, enamel primer, enamel paint, white vinyl.
Color: Top bar—black; vertical band—white; logo—Pantone 293 (blue) and black; copy panel background—Pantone 293 (blue); bar under property name—black; copy—white.
Logo: Measures 76" long.
Typography: Property name—7" tall (cap ht.) CarrAmerica Display B Bold; text—6" inches tall (cap ht.) CarrAmerica Display B Regular and Bold; phone—7" inches tall (cap ht.) CarrAmerica Display B Bold; internet address—4 1/2" tall (cap ht.) CarrAmerica Display B Regular.
CARC 11.2

Leasing Signage
Banner
Size: 22 x 4 feet.
Materials: Enamel receptive 12 ounce white vinyl, enamel gloss paint.
Color: Logo—Pantone 293 (blue) and black; phone number—black.
Logo: Measures 19 1/2 inches tall.
Typography: Phone numbers—15 1/2 inches tall CarrAmerica Display B Bold.
CARC 11.3

Leasing Signage
The following exhibits are to be used as a guide to produce retail and/or office space leasing window signage. They define the design and material standards but the components may need to be modified to accommodate the various sizes and numbers of windows.
Retail Window Sign A
Materials: Black and blue vinyl adhesive letters and graphics applied to window exterior, white paint applied to window interior.
Color: Logo—Pantone 293 (blue) and black; exterior squares—black; interior squares—Pantone 293 (blue); text—Pantone 293 (blue).
Logo: Size is determined by the horizontal measurement which is indicated by the dotted lines.
Typography: All text—Times (New) Roman Italic; size is determined by the horizontal measurement which is indicated by the dashed lines.
CARC 11.4

Leasing Signage
Retail Window Sign B
Materials: Black and blue vinyl adhesive letters and graphics applied to window exterior, white paint applied to window interior.
Color: Logo—Pantone 293 (blue) and black; exterior squares—black; interior squares—Pantone 293 (blue); text—Pantone 293 (blue).
Logo: Size is determined by the horizontal measurement which is indicated by the dotted lines.
Typography: All text—Times (New) Roman Italic; size is determined by the horizontal measurement which is indicated by the dashed lines.
CARC 11.5

12 Permanent Interior Signage

Interior Signage
Square Elevator Plaque: Bronze
Size: 7 1/2 by 7 1/2 inches.
Materials: 1/8 inch thick bronze plaque (Muntz Metal, alloy 280)—#6 satin finish with vertical grain, mirror polished beveled edge (45 degrees); photo-etched graphics infilled with chip-resistant gloss screening enamel; clear-coat for interior application.
Color: Logo—Pantone 293 (blue) and black.
Logo: Measures 5 1/2 inches long.
Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.
CARC 12.1

Interior Signage
Rectangular Elevator Plaque: Bronze
Size: 7 1/2 by 3 3/4 inches.
Materials: 1/8 inch thick bronze plaque (Muntz Metal, alloy 280)—#6 satin finish with vertical grain, mirror polished beveled edge (45 degrees); photo-etched graphics infilled with chip-resistant gloss screening enamel; clear-coat for interior application.
Color: Logo—Pantone 293 (blue) and black.
Logo: Measures 5 1/2 inches long.
Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.
CARC 12.2

Interior Signage
Square Elevator Plaque: Stainless Steel
Size: 7 1/2 by 7 1/2 inches.
Materials: 1/8 inch thick stainless steel (alloys 302 or 304 established by the American Iron and Steel Institute; comply with ASTM A 167)—#6 satin finish with vertical grain, mirror polished beveled edge (45 degrees); photo-etched graphics infilled with chip-resistant gloss screening enamel.
Color: Logo—Pantone 293 (blue) and black.
Logo: Measures 5 1/2 inches long.
Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.
CARC 12.3

Interior Signage
Rectangular Elevator Plaque: Stainless Steel
Size: 7 1/2 by 3 3/4 inches.
Materials: 1/8 inch thick stainless steel (alloys 302 or 304 established by the American Iron and Steel Institute; comply with ASTM A 167)—#6 satin finish with vertical grain, mirror polished beveled edge (45 degrees); photo-etched graphics infilled with chip-resistant gloss screening enamel.
Color: Logo—Pantone 293 (blue) and black.
Logo: Measures 5 1/2 inches long.
Mounting: Applies to interior face of elevator cab wall with double-sided tape and appropriate silastic adhesive.
CARC 12.4

Interior Signage
Room Identification Sign
Size: 8 by 8 inches.
Materials: 1/4 inch thick laminated acrylic plaque with applied photopolymer on the lower panel and applied woodgrain laminate face on the accent strip. Graphics to be silkscreened on the upper panel and painted raised lettering on the lower panel.
Color: Upper panel—Pratt & Lambert #2275 (cream); band to be woodgrain laminate to match existing woodgrain accents; lower panel—Pratt & Lambert #2304 (warm gray); reveals—Pantone 293 (blue); copy on upper panel—Pratt & Lambert #2304 (gray); copy on lower panel—Pratt & Lambert #2275 (cream). Braille to be painted to match background color.
Finish: semi-gloss on all painted surfaces.
Mounting: Plaque attaches to wall on latch side of door. Plaque mounts 4" from jamb at 60" from floor to centerline of plaque.
CARC 12.5

Interior Signage
Room Identification, Continued
Alternate layouts are illustrated below.
CARC 12.6

Interior Signage
Tenant Plaque
Size: 12 by 12 by 3/8 inches.
Materials: 3/8 inch thick plaque composed of laminated acrylic, aluminum and woodgrain laminant panels. Upper panel to be aluminum with photo etched graphics with paint infill. Accent band to be polished aluminum. Lower panel to be acrylic with applied woodgrain laminate face and applied dimensional numerals/braille. Reveals—painted.
Finish: Upper panel—fine grain satin finish aluminum with a horizontal grain. Accent band to be polished aluminum. Base—woodgrain laminate to match existing woodgrain accents; reveals—Pantone 293 (blue); copy & Braille—black; painted reveals—semigloss finish.
Typography: Tenant name—7/8 inches tall (cap height) Times Roman; number—1 1/4 inches tall (cap height) Times Roman. Fabricator is responsible for all Grade 2 Braille translations.
Mounting: Plaque attaches to wall on latch side of door. Plaque mounts 4" from jamb at 60" from floor to centerline of plaque. If plaque mounts to glass sidelight, provide 1/16" thick satin finish aluminum back-up plate on inside face of glass to conceal adhesives.
CARC 12.7

Interior Signage
Suite Identification
Product: 3/16 inch stainless steel letters. Braille strip to be 1/8 inch acrylic with photopolymer face.
Color: Braille strip to be Pratt & Lambert #2304 (warm gray).
Finish: Letters—polished smooth on the face and all sides to have a fine sandblast finish; braille strip—semi-gloss polyurethane enamel paint finish.
Typography: Numerals—2 inches tall (cap height) Times Roman; Copy—1 1/2 inches tall (cap height) Times Roman.
Mounting: Letters and plate adhere to wall surface with double stick tape and silicone adhesive. Refer to mounting heights and locations.
Note: Copy aligns flush left for left opening doors and flush right for right opening doors.
CARC 12.8

Interior Signage
Suite Directional
Size: 12 by 12 by 3/8 inches.
Materials: 3/8 inch thick plaque composed of laminated acrylic, aluminum and woodgrain laminant panels. Changeable strips to be aluminum with photo etched graphics with paint infill. Accent band to be polished aluminum. Lower panel to be acrylic with applied wood-grain laminant face. Reveals—painted.
Finish: Upper panel—fine grain satin finish aluminum with a horizontal grain. Accent band to be polished aluminum. Base—woodgrain laminate to match existing woodgrain accents; reveals—Pantone 293 (blue); copy—black; painted reveals—semigloss finish.
Typography: Suite names—1 1/4 inches tall (cap height) Times Roman; numbers—1 inch tall (cap height) Times Roman; arrow—1 inch tall.
Mounting: Plaque attaches to wall at 60" from floor to centerline of plaque.
CARC 12.9

Interior Signage
Directory Identification
Size and Materials: Rear-illuminated directory strips; match size and fabrication of existing directory format (ie: negative strip, engraved plastic).
Color: Background—black; copy—white (or match existing standard).
Typography: Body copy and phone numbers—match existing standard.
CARC 12.10

Interior Signage
Building Address
Product: 3/16 inch thick stainless steel numerals applied to existing painted metal fascia.
Finish: Letters—polished smooth on the face. Sides to have fine sandblast finish.
Typography: Numerals—12 inches tall (cap height) Times Roman.
Mounting: Numerals stud mount to existing painted metal fascia and adhere with silicone adhesive.
CARC 12.11

13 Permanent Exterior Signage

Permanent Exterior Signage
Entry Door Identification Type A
Materials: Computer-cut, opaque, vinyl adhesive letters and graphics applied to window exterior; lettering to be pre-spaced, individual letters; clear background decals are not acceptable.
Color: Logo—3M #7725-47 (blue) and 3M #7725-12 (black); tagline—3M #7725-10 (white).
Logo: Measures 1 1/2 inches tall.
Typography: Tagline—3/4 inches tall Times (New) Roman Italic (letter spacing to be tight but not touching).
Mounting: Vinyl applies to first surface (exterior face) of glass sidelight with equal spacing to left and right of logo. A maximum of two per entry should be used as illustrated below. If mullion or other architectural feature does not allow for placement at 5 feet to baseline of logo, place as near to this location as possible, working with the geometry and aestetics of the building entry. Clean glass with ammonia-based window cleaner and allow to dry thoroughly prior to installation.
CARC 13.1

Permanent Exterior Signage
Entry Door Identification Type B
Materials: Computer-cut, opaque, vinyl adhesive letters and graphics applied to window exterior; lettering to be pre-spaced, individual letters; clear background decals are not acceptable.
Color: Logo and tagline—3M #7725-10 (white).
Logo: Measures 1 1/2 inches tall.
Typography: Tagline—3/4 inches tall Times (New) Roman Italic (letter spacing to be tight but not touching).
Mounting: Vinyl applies to first surface (exterior face) of glass sidelight with equal spacing to left and right of logo. A maximum of two per entry should be used as illustrated below. If mullion or other architectural feature does not allow for placement at 5 feet to baseline of logo, place as near to this location as possible, working with the geometry and aestetics of the building entry. Clean glass with ammonia-based window cleaner and allow to dry thoroughly prior to installation.
CARC 13.2

Permanent
Exterior Signage
Entrance Identification Type A
Size: 120 wide by 60 high by 12 inches deep.
Materials: Double-sided, fabricated aluminum panel with polyurethane enamel paint finish and applied graphics; park name to be 3/4 inch thick acrylic letters with paint finish; secondary copy to be applied vinyl lettering; sign to be indirectly illuminated with wall-washing, light fixtures set flush to grade; all painted surfaces to be primed and painted with a semi-gloss finish.
Color: Upper panel—Pratt & Lambert #2312 (“steel wool”); band—white; reveals—Pantone 293 (blue); base—match building accent color; logo—white; copy—Pantone 293 and black where applicable; copy—white.
Typography: Park name—12 inches tall Times Roman; secondary copy—4 1/2 inches tall Times (New) Roman Italic; alternate type face—CarrAmerica Text.
Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.
Illumination: Indirect, ground illuminated by Kim Direct Burial/Sign Lighter—250 watt T-4 Quartz Lamp (or equivalent).
Square Footage: 42.5 square feet (sign area—51 by 120 inches).
CARC 13.3

Permanent
Exterior Signage
Entrance Identification Type B
Size: 10 wide by 5 high by 12 feet deep.
Materials: Double-sided, fabricated aluminum panel with polyurethane enamel paint finish and applied graphics. Indirectly illuminated with wall-washing fixtures set flush to grade.
Color: Upper panel—Pratt & Lambert #2312 (“steel wool”); band—white; reveals—Pantone 293 (blue); base—match building accent color; logo—Pantone 293 and black where applicable; copy—white.
Finish: All painted surfaces—primed and painted with a semi-gloss finish.
Typography: Tenant Logos/Logotypes.
Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.
Illumination: Indirect, ground illuminated by Kim Direct Burial/Sign Lighter—250 watt T-4 Quartz Lamp (or equivalent).

10'-0"
43"
1/4"
1/2"
1/4"
BELLCO
CREDIT UNION
The Travelers
HRC
The Human Resource
Companies, Inc.

Sign No. 2

CARC 13.4

Permanent
Exterior Signage
Primary Directional Identification
Size: 33 wide by 72 high by 6 inches deep.
Materials: Single-sided, non-illuminated, fabricated aluminum pylon with polyurethane enamel paint finish and applied computer-cut, vinyl graphics; all painted surfaces to be primed and painted with a semi-gloss finish.
Color: Upper panel—Pratt & Lambert #2312 (gray); band—white; reveals—Pantone 293 (blue); base—match building accent color; copy—white.
Typography: Copy—4 1/4 and 2 3/4 inches tall Times Roman; alternate type face—CarrAmerica Text.
Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.
Illumination: Non-illuminated.
Square Footage: 12.815 square feet (sign area—56 by 33 inches).
CARC 13.5

Permanent
Exterior Signage
Secondary Directional Identification
Size: 33 wide by 52 high by 6 inches deep.
Materials: Single-sided, non-illuminated, fabricated aluminum pylon with polyurethane enamel paint finish and applied computer-cut, vinyl graphics; all painted surfaces to be primed and painted with a semi-gloss finish.
Color: Upper panel—Pratt & Lambert #2312 (gray); band—white; reveals—Pantone 293 (blue); base—match building accent color; copy—white.
Typography: Copy—4 1/4 and 2 3/4 inches tall Times (New) Roman; alternate type face—CarrAmerica Text.
Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.
Illumination: Non-illuminated.
Square Footage: 8.25 square feet (sign area—36 by 33 inches).
CARC 13.6

Permanent Signage
Primary Tenant Identification
Size: 33 wide by 53 1/2 high by 6 inches deep.
Materials: Single-sided, non-illuminated, fabricated aluminum pylon with polyurethane enamel paint finish and applied computer-cut, vinyl graphics; all painted surfaces to be primed and painted with a semi-gloss finish.
Color: Upper panel—Pratt & Lambert #2312 (gray); band—white; reveals—Pantone 293 (blue); base—match building accent color; tenant logo (allowed with landlord approval only)—white; copy—white.
Typography: Address—4 1/2 inches tall Times (New) Roman; alternate type face—CarrAmerica Text.
Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.
Illumination: Non-illuminated.
Square Footage: 8.25 square feet (sign area—36 by 33 inches).
CARC 13.7

Permanent
Exterior Signage
Parking Blade Sign
Size: 1 wide by 6 high by 1 feet deep.
Materials: Four-sided, non-illuminated, fabricated aluminum pylon with polyurethane enamel paint finish and applied computer-cut, vinyl graphics.
Color: Upper panel—Pratt & Lambert #2312 (gray); band—white; reveals—Pantone 293 (blue); base—match building accent color; copy—matte white. All painted surfaces to be primed and painted with a semi-gloss finish.
Typography: “Aisle”—1 1/2" (cap height) Times Roman; letter—8"(cap height) Times Bold; “North”—2 3/4" (cap height) Times Italic; “Lot”—1 1/4". (cap height) Times Roman.
Mounting: Panel to be permanently attached to an engineered concrete footing, below grade, with concealed mechanical fasteners.
Illumination: Non-illuminated.

1'-0"
1"
2½"Cap
¾"
8"Cap
AISLE
E
1'-0"
¾"
1½"
2¾"
1"
1½"
North
LOT
4'-¾"

Scale:¾"=1'-0"
Parking Blade Sign

CARC 13.8

Permanent
Exterior Signage
Garage Entrance Sign
Size: 12'-6" wide by 1'-4" high by .080' deep with applied vinyl graphics attached to 1" square framework.
Color: Upper panel—Pratt & Lambert #2312 (gray); base—match building accent color; stripe—white; copy—white. All painted surfaces to be primed and painted with a semi-gloss finish.
Typography: “Entrance Only”—7" (cap height) Times Bold; lower type—2"(cap height) Times Roman.
Mounting: Concealed frame to be permanently mounted to concrete with hilti bolts. Sign panel to be mounted to frame with fasteners painted out to match face.
Illumination: Non-illuminated.
CARC 13.9

Exterior Signage
Parking Identification Sign
Size: 18 wide by 20 high by .080 inches deep with applied vinyl graphics.
Color: Upper panel—Pratt & Lambert #2312 (gray); base—match building accent color; stripe—white; copy—white. All painted surfaces to be primed and painted with a semi-gloss finish.
Typography: “Visitor”—2 1/8" (cap height); “Parking Only”—3"(cap height); “Reserved”— 2"(cap height): All Times Roman.
Mounting: Sign panel to be bolted through face, into concrete wall. Paint out head of fastener to match sign face.
Illumination: Non-illuminated.
CARC 13.10

Exterior Signage
Additional Parking Standards
Size: 18 wide by 20 high by .080 inches deep Reserved Parking Sign, (see previous page), handicapped parking sign, or standard regulatory sign mounted to 3" square painted aluminum post with dimensional reveal.
Color: Upper panel—Pratt & Lambert #2312 (gray); base—match building accent color; stripe—white; copy—white; posts—Pratt & Lambert #2312 (gray); reveals—Pantone 293 (blue). All painted surfaces to be primed and painted with a semi-gloss finish.
Typography: All type to be Times Roman, size and format as illustrated.
Mounting: Concealed frame to be permanently mounted to concrete with hilti bolts. Sign panel to be mounted to frame with fasteners painted out to match face.
Illumination: Non-illuminated.
CARC 13.11

Exterior Signage
Portal Sign
Size: 12 wide by 48 high by .080 inches deep. Painted pan breaked, aluminum panel with applied vinyl graphics attached to 1" square framework.
Color: Upper panel—Pratt & Lambert #2312 (gray); base—match building accent color; stripe—white; copy—white. All painted surfaces to be primed and painted with a semi-gloss finish.
Typography: Size and format as illustrated. All copy to be Times Roman and Times Bold.
Mounting: Sign panel to be bolted through face, into concrete wall. Paint out head of fastener to match sign face.
Mounting: Concealed frame to be permanently mounted to concrete with hilti bolts. Sign panel to be mounted to frame with fasteners painted out to match face.
Illumination: Non-illuminated.
CARC 13.12

Permanent Signage
Welcome Sign
Size: 2' wide by 2' high by 1/4" thick.
Materials: Thick painted aluminum faceplate with vinyl graphics mounted to 3" square painted aluminum post.
Color: Border and post—building accent color or Pratt & Lambert #2246 (med. gray); face— Pratt & Lambert #2312 (dark gray); stripe— Pantone 293 (blue); copy—white; signature band—white with gray copy and standard blue/black corporate logo.
Typography: Address—Times (New) Roman; alternate type face—CarrAmerica Text.
CARC 13.13

EXHIBIT E
COMMENCEMENT DATE CONFIRMATION
     THIS CONFIRMATION AGREEMENT is entered into as of                          , 20    by and between CarrAmerica Realty, L.P., a Delaware limited partnership (“Landlord”), and SORRENT, INC., a California corporation_(“Tenant”), with respect to that certain Lease dated as of January 23, 2003 (the “Lease”) respecting certain premises (the “Premises”) located in the building known as 1810 Gateway Drive, San Mateo, California.
     Pursuant to Section l.A of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is                            , 20    and that the Termination Date (as defined in the Lease) is                            , 20   .
     This Confirmation Agreement supplements, and shall be a part of, the Lease.
     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Confirmation Agreement as of the day and year first above written.

LANDLORD:		TENANT:

CARRAMERICA REALTY, L.P.,		SORRENT, INC.,
a Delaware limited partnership		a California corporation

By:	CarrAmerica Realty GP Holdings, Inc.,	By:

a Delaware corporation
Name:

	By:	Title:

	Philip L. Hawkins President	Date of Execution:

Date of Execution:

i

FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of June 26, 2003, by and between CARRAMERICA REALTY, L.P., Delaware limited partnership (“Landlord”), and SORRENT, INC., a California corporation (“Tenant”).
RECITALS
     A. Pursuant to that certain Lease dated as of January 23, 2003 (the “Existing Lease”), Tenant leases certain premises containing approximately 6,500 rentable square feet and commonly known as Suite 200 (the “Existing Premises”) in the building located at 1810 Gateway Drive, San Mateo, California (the “Building”).
     B. Landlord and Tenant desire to amend the Existing Lease to (i) add to the Existing Premises Suite 280 in the Building, consisting of approximately 3,700 rentable square feet (the “Expansion Space”), as more particularly shown on Exhibit A attached hereto, (ii) delete Section 30 of the Existing Lease concerning Tenant’s Expansion Option, (iii) replace Section 32 of the Existing Lease concerning Tenant’s First Refusal Right to provide Tenant the right to lease Suite 270 of the Building, (iv) extend the Term of the Lease, and (v) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is referred to as the “Lease.”
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Use of Defined Terms; Recitals; Effective Date.
          1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.
          1.2 Effective Date. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of the date of execution set forth under Landlord’s signature below.
     2. Expansion Space.
          2.1 The “Expansion Space Commencement Date” shall be the date on which Landlord delivers possession of the Expansion Space to Tenant.
          2.2 As of the Expansion Space Commencement Date, all terms and provisions of the Lease shall be applicable to the Expansion Space.

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     3. Amendments to Lease.
          3.1 Premises. Effective as of the Expansion Space Commencement Date, Section 2 of the Schedule shall be deleted in its entirety and replaced by the following:
               “2. Premises: Suite 200 in the Building, as outlined in Exhibit A of the Existing Lease, and Suite 280 in the Building, as outlined in Exhibit A of the First Amendment to Lease.”
          3.2 Rentable Square Footage of the Premises. Effective as of the Expansion Space Commencement Date, Section 4 of the Schedule shall be deleted in its entirety and replaced by the following:
               “4. Rentable Square Footage of the Premises: Approximately 10,200 rentable square feet”
          3.3 Tenant’s Proportionate Share. Effective as of the Expansion Space Commencement Date, Section 5 of the Schedule shall be deleted in its entirety and replaced by the following:
               “5. Tenant’s Proportionate Share: 14.08% (based upon a total of 72,453 rentable square feet in the Building)”
          3.4 Parking Stalls. Effective as of the Expansion Space Commencement Date, Section 14 of the Schedule shall be deleted in its entirety and replaced by the following:
               “14. Parking Stalls: Thirty-six (36) unassigned stalls”
          3.5 Term. The Term of the Lease is hereby extended such that the “Termination Date” shall be July 31, 2006. The period commencing on the Expansion Space Commencement Date and continuing through the Termination Date is hereafter referred to as the “Extension Term”.
          3.6 Base Rent.
               (a) As used in this Section, the term “Expansion Space Rent Start Date” means the date that is one (1) month following the Expansion Space Commencement Date.
               (b) Effective as of the Expansion Space Commencement Date, Tenant shall pay monthly Base Rent for the Expansion Space in the amounts set forth below:

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Period	Monthly Base Rent
Expansion Space Commencement Date to the Expansion Space Rent Start Date	$0.00
Expansion Space Rent Start Date through the 6th full calendar month of the Extension Term	$3,237.50
7th through 12th full calendar months of the Extension Term	$4,856.25
13th through 24th full calendar months of the Extension Term	$6,845.00
25th full calendar month of the Extension Term through July 31, 2006	$7,215.00
               (c) Base Rent for the Expansion Space shall be payable in equal consecutive monthly installments, in advance, commencing on the Expansion Space Rent Start Date and continuing on the first day of each calendar month thereafter. If the Expansion Space Rent Start Date is a day other than the first day of a calendar month, then the Base Rent for the partial month in which the Expansion Space Rent Start Date occurs (the “Partial Lease Month Rent”) shall be calculated on a per diem basis at the rate of One Hundred Seven and 92/100 Dollars ($107.92) per day for the number of days of such month from and including the Expansion Space Rent Start Date. The Partial Lease Month Rent shall be payable by Tenant on the first day of the calendar month in which the Expansion Space Rent Start Date occurs.
          3.7 Deletion of Expansion Option. Section 30 of the Existing Lease is hereby deleted in its entirety.
          3.8 Amendment of Right of First Refusal. Section 32.A of the Existing Lease is hereby deleted and replaced by the following:
     “A. Grant of Right. At any time during the Term, if Landlord receives a bona fide offer from a third party to lease all or a portion of the adjacent space in the Building comprised of approximately 2,566 rentable square feet and commonly known as Suite 270, as outlined on Exhibit A attached to the First Amendment to Lease (the “First Refusal Space”), which offer is acceptable to Landlord, Landlord will submit to Tenant a notice which sets forth the material terms (e.g., term, rent, tenant improvement allowance) of such offer (the “First Refusal Notice”). On or before the second (2nd) day after Tenant’s receipt of the First Refusal Notice, Tenant will have the right (the “First Refusal Right”) to notify Landlord, which notice shall be unconditional and irrevocable, that Tenant elects to lease the First Refusal Space upon the identical terms and conditions set forth in the First Refusal Notice and, to the extent not inconsistent therewith, upon all of the terms and conditions of the Lease.”

3

     4. Additional Security Deposit. Upon Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deposit with Landlord Seven Thousand Two Hundred Fifteen and No/100 Dollars ($7,215.00), which amount, together with the security deposit furnished by Tenant to Landlord in connection with the Existing Lease (i.e., $13,446.91), for a total of Twenty Thousand Six Hundred Sixty-One and 91/100 Dollars ($20,661.91), shall be retained by Landlord as the Security Deposit pursuant to the terms and conditions contained in Section 20 of the Existing Lease.
     5. Condition of Expansion Space.
          5.1 As Is. Except for Landlord’s Work (as defined below), Landlord is leasing the Expansion Space to Tenant “as is”, without any obligation of Landlord to alter, remodel, improve, repair or decorate any part of the Expansion Space, to perform any other construction or other work of improvement upon the Expansion Space, or to provide Tenant with any construction or refurbishing allowance whatsoever, and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Expansion Space or the Building or the suitability of either for the conduct of Tenant’s business.
          5.2 Landlord’s Work.
               (a) Landlord, at Landlord’s expense, shall (i) erect a demising wall to create the Expansion Space, and (ii) open the demising wall between the Existing Premises and the Expansion Space, patch the carpet in the area beneath such demising wall, and perform such other work as may be agreed upon by Landlord and Tenant to combine the Existing Premises and the Expansion Space (collectively, “Landlord’s Work”), in a good and workmanlike manner and in full compliance with Governmental Requirements.
               (b) Landlord shall erect the demising wall to create the Expansion Space and remove the demising wall between the Existing Premises and the Expansion Space prior to the Expansion Space Commencement Date. Tenant hereby acknowledges that the remainder of Landlord’s Work (i) may be performed after the Expansion Space Commencement Date, (ii) may be conducted during normal business hours, and (iii) may create disruption, noise, dust or temporarily leave debris in the Existing Premises and the Expansion Space. Landlord shall, however, use commercially reasonable efforts to minimize any interference with the conduct of Tenant’s business during the performance of Landlord’s Work. Tenant hereby agrees that Landlord’s Work and Landlord’s actions in connection therewith shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Subject to Landlord’s obligations under this Section 5, Landlord shall have no responsibility, and shall in no way be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Existing Premises or the Expansion Space or of Tenant’s personal property or improvements resulting therefrom or Landlord’s actions in connection therewith, or for any inconvenience or annoyance occasioned by Landlord’s Work or Landlord’s actions in connection therewith.

4

     6. Use. Tenant shall use the Expansion Space only for general office use and shall not use or permit the Expansion Space to be used for any other purpose or purposes whatsoever. Landlord and Landlord’s agents have made no representations or promises with respect to the Expansion Space or this Amendment, except as expressly set forth herein, and Tenant acknowledges and agrees that the Expansion Space is suited for the use intended by Tenant, and is in good and satisfactory condition. Tenant represents and warrants to Landlord that prior to executing this Amendment, Tenant made such investigations as it deemed appropriate with respect to the suitability of the Expansion Space for its intended use, and determined that the same is suitable for such intended use.
     7. Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.
     8. Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker other than CB Richard Ellis, Inc., in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation claimed by any other broker or agent claiming to have had dealings with Tenant in connection with this Amendment.
     9. Miscellaneous.
          9.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.
          9.2 To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.
          9.3 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Existing Lease unless and until it has been executed and delivered by both Landlord and Tenant.
          9.4 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not

5

and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.
     IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be executed on the day and year set forth under their respective signatures below.
LANDLORD:
CarrAmerica Realty, L.P., a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, Inc., a Delaware corporation
Its:	General Partner

	By:	/s/ Philip L. Hawkins Philip L. Hawkins
President
TENANT:
Sorrent, Inc., a California corporation

By: Name:	/s/ Scott Orr Scott Orr
Title:	President
[chairman, president or vice-president]

By:	/s/ Paul Zuzelo

Name:	Paul Zuzelo
Title:	CFO
[secretary, assistant secretary, chief financial officer or assistant treasurer]

6

EXHIBIT A
EXPANSION SPACE
See Attached
Exhibit A

SUITE 270
FOR LEASE
BALCONY
SUITE 260
LEASED
ELEV.
LOBBY
SUITE 200
SORRENT
BALCONY
SUITE 240
LEASED
SUITE 220
LEASED
BALCONY

SORRENT
PRELIMINARY PLAN

SAN MATEO CENTRE
1810 GATEWAY DRIVE
SAN MATEO, CA

6/25/03

NOT TO SCALE

SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of December 5, 2003, by and between CARRAMERICA REALTY, L.P., Delaware limited partnership (“Landlord”), and SORRENT, INC., a California corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease dated as of January 23, 2003 (the “Initial Lease”), as amended by that certain First Amendment to Lease dated as of June 26, 2003 (the “First Amendment”) (the Initial Lease, as amended, is herein referred to as the “Existing Lease”), pursuant to which Tenant leases certain premises containing approximately 10,200 rentable square feet and commonly known as Suite 200 and Suite 280 (collectively, the “Existing Premises”) in the building located at 1810 Gateway Drive, San Mateo, California (the “Building”).
     B. Landlord and Tenant desire to amend the Existing Lease to (i) add to the Existing Premises Suite 270 in the Building, consisting of approximately 2,556 rentable square feet (the “Additional Expansion Space”), as more particularly shown on Exhibit A attached hereto, (ii) delete Section 32 of the Existing Lease concerning Tenant’s First Refusal Right, and (iii) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is referred to as the “Lease.”
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Use of Defined Terms; Recitals; Effective Date.
          1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.
          1.2 Effective Date. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of the date of execution set forth under Landlord’s signature below.
     2. Expansion Space. Landlord shall deliver possession of the Expansion Space to Tenant on December 1, 2003 (the “Expansion Space Commencement Date”) and, as of the Expansion Space Commencement Date, all terms and provisions of the Lease shall be applicable to the Expansion Space.

1

     3. Amendments to Lease.
          3.1 Premises. Effective as of the Expansion Space Commencement Date, the “Premises” under the Lease shall be comprised of the following suites in the Building: Suite 200 (as outlined in Exhibit A of the Initial Lease), Suite 280 (as outlined in Exhibit A of the First Amendment) and Suite 270 (as outlined in Exhibit A attached hereto).
          3.2 Rentable Square Footage of the Premises. Effective as of the Expansion Space Commencement Date, Section 4 of the Schedule shall be deleted in its entirety and replaced by the following:
               “4. Rentable Square Footage of the Premises: Approximately 12,756 rentable square feet”
          3.3 Tenant’s Proportionate Share. Effective as of the Expansion Space Commencement Date, Section 5 of the Schedule shall be deleted in its entirety and replaced by the following:
               “5. Tenant’s Proportionate Share: 17.61% (based upon a total of 72,453 rentable square feet in the Building)”
          3.4 Parking Stalls. Effective as of the Expansion Space Commencement Date, Section 14 of the Schedule shall be deleted in its entirety and replaced by the following:
               “14. Parking Stalls: Forty-five (45) unassigned stalls”
          3.5 Base Rent.
               (a) Effective as of the Expansion Space Commencement Date, Tenant shall pay monthly Base Rent for the Premises in the amounts set forth below:
ADDITIONAL EXPANSION SPACE

Monthly
Period	Base Rent
Expansion Space Commencement Date to March 31, 2004	$0.00
April 1, 2004 through July 31, 2004	$3,834.00
August 1, 2004 through July 31, 2005	$4,728.60
August 1, 2005 through July 31, 2006	$4,984.20

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EXISTING PREMISES

Monthly
Period	Base Rent
Expansion Space Commencement Date to January 31, 2004	$15,912.50
February 1, 2004 through March 31, 2004	$17,531.25
April 1, 2004 through July 31, 2004	$17,911.50
August 1, 2004 through March 31, 2005	$19,900.25
April 1, 2005 through July 31, 2005	$20,291.91
August 1, 2005 through July 31, 2006	$20,661.91
TOTAL PREMISES

Monthly
Period	Base Rent
Expansion Space Commencement Date to January 31, 2004	$15,912.50
February 1, 2004 through March 31, 2004	$17,531.25
April 1, 2004 through July 31, 2004	$21,745.50
August 1, 2004 through March 31, 2005	$24,628.85
April 1, 2005 through July 31, 2005	$25,020.51
August 1, 2005 through July 31, 2006	$25,646.11
               (b) Base Rent for the Additional Expansion Space shall be payable in consecutive monthly installments, in advance, together with Tenant’s payments of Base Rent for the Existing Premises.
          3.6 Deletion of First Refusal Right. Section 32 of the Initial Lease is hereby deleted in its entirety.
     4. Additional Security Deposit. Upon Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deposit with Landlord Four Thousand Nine Hundred Eighty-Four and 20/100 Dollars ($4,984.20), which amount, together with the security deposit furnished by Tenant to Landlord in connection with the Existing Lease (i.e., $20,661.91), for a total of Twenty-Five Thousand Six Hundred Forty-Six and 11/100 Dollars ($25,646.11), shall be

3

retained by Landlord as the Security Deposit pursuant to the terms and conditions contained in Section 20 of the Existing Lease.
     5. Condition of Additional Expansion Space.
          5.1 As Is. Except for Landlord’s Work (as defined below), Landlord is leasing the Additional Expansion Space to Tenant “as is”, without any obligation of Landlord to alter, remodel, improve, repair or decorate any part of the Additional Expansion Space, to perform any other construction or other work of improvement upon the Additional Expansion Space, or to provide Tenant with any construction or refurbishing allowance whatsoever, and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Additional Expansion Space or the Building or the suitability of either for the conduct of Tenant’s business.
          5.2 Landlord’s Work.
               (a) Landlord, at Landlord’s expense, shall open the demising wall between the Existing Premises and the Additional Expansion Space, patch the carpet in the area beneath such demising wall, and perform such other work as may be agreed upon by Landlord and Tenant to combine the Existing Premises and the Additional Expansion Space (collectively, “Landlord’s Work”), in a good and workmanlike manner and in full compliance with Governmental Requirements.
               (b) Tenant hereby acknowledges that Landlord’s Work (i) may be performed after the Expansion Space Commencement Date (provided that Landlord shall use commercially reasonable efforts to complete Landlord’s Work by December 15, 2003), (ii) may be conducted during normal business hours, and (iii) may create disruption, noise, dust or temporarily leave debris in the Existing Premises and the Additional Expansion Space. Landlord shall, however, use commercially reasonable efforts to minimize any interference with the conduct of Tenant’s business during the performance of Landlord’s Work. Tenant hereby agrees that Landlord’s Work and Landlord’s actions in connection therewith shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Subject to Landlord’s obligations under this Section 5, Landlord shall have no responsibility, and shall in no way be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Existing Premises or the Additional Expansion Space or of Tenant’s personal property or improvements resulting therefrom or Landlord’s actions in connection therewith, or for any inconvenience or annoyance occasioned by Landlord’s Work or Landlord’s actions in connection therewith.
     6. Use. Tenant shall use the Additional Expansion Space only for general office use and shall not use or permit the Additional Expansion Space to be used for any other purpose or purposes whatsoever. Landlord and Landlord’s agents have made no representations or promises with respect to the Additional Expansion Space or this Amendment, except as expressly set forth herein, and Tenant acknowledges and agrees that the Additional Expansion Space is suited for the use intended by Tenant, and is in good and satisfactory condition. Tenant represents and warrants to Landlord that prior to executing this Amendment, Tenant made such investigations

4

as it deemed appropriate with respect to the suitability of the Additional Expansion Space for its intended use, and determined that the same is suitable for such intended use.
     7. Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.
     8. Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker other than CB Richard Ellis, Inc. and Intero Real Estate, in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation owed to any other broker or agent claiming to have had dealings with Tenant in connection with this Amendment.
     9. Miscellaneous.
          9.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.
          9.2 To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.
          9.3 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Existing Lease unless and until it has been executed and delivered by both Landlord and Tenant.
          9.4 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.
     IN WITNESS WHEREOF, the parties have caused this Second Amendment to Lease to be executed on the day and year set forth under their respective signatures below.

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LANDLORD:

CarrAmerica Realty, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, Inc.,
a Delaware corporation
Its General partner

	By:	/s/ Philip L. Hawkins Philip L. Hawkins
President
TENANT:
Sorrent, Inc.,
a California corporation

By: Name:	/s/ Greg Balland Greg Balland
Title:	President + CEO
[chairman, president or vice-president]

By:	/s/ Paul Zuzelo

Name:	Paul Zuzelo
Title:	CFO
[secretary, assistant secretary, chief financial officer or assistant treasurer]

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EXHIBIT A
ADDITIONAL EXPANSION SPACE
See Attached
Exhibit A

THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of October 11, 2004, by and between CARRAMERICA REALTY, L.P., Delaware limited partnership (“Landlord”), and SORRENT, INC., a California corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease dated as of January 23, 2003 (the “Initial Lease”), as amended by that certain First Amendment to Lease dated as of June 26, 2003 (the “First Amendment”), and that certain Second Amendment to Lease dated as of December 5, 2003 (the “Second Amendment”) (the Initial Lease, as amended, is herein referred to as the “Existing Lease”), pursuant to which Tenant leases certain premises containing approximately 12,756 rentable square feet and commonly known as Suite 200, Suite 270 and Suite 280 (collectively, the “Existing Premises”) in the building located at 1810 Gateway Drive, San Mateo, California. The Existing Lease is scheduled to expire on July 31, 2006.
     B. Landlord and Tenant desire to amend the Existing Lease to (i) relocate Tenant to the premises commonly known as Suite 200 on the second (2nd) floor of the building located at 1800 Gateway Drive, San Mateo, California (the “Building”), in the project commonly known as San Mateo Centre I, consisting of approximately 25,870 rentable square feet (the “New Premises”), as more particularly shown on Exhibit A attached hereto, (ii) provide for the construction of tenant improvements in the New Premises, (iii) extend the Term to expire on the date that is thirty-nine (39) full calendar months after the New Premises Commencement Date (as defined below), which date is scheduled to be December 22, 2004, (iv) modify Tenant’s Base Rent and Tenant’s Proportionate Share, (v) provide Tenant with one (1) option to extend the Term for an additional period of three (3) years, (vi) grant Tenant a right of first offer, (vii) terminate the Lease (as defined below) with respect to the Existing Premises, and (viii) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is referred to as the “Lease.”
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
AGREEMENT
     1. Use of Defined Terms; Recitals; Effective Date.
          1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.
          1.2 Effective Date. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of the date of execution set forth under Landlord’s signature below.
     2. New Premises Commencement Date. The “New Premises Commencement Date” shall be the earlier to occur of (a) the Substantial Completion Date (as defined in the Tenant Improvement Agreement attached hereto as Exhibit B) or (b) the date Tenant commences business operations in any portion of the New Premises. The Substantial Completion Date is scheduled to be December 22, 2004

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(the “Scheduled Commencement Date”); provided, however, that if the Substantial Completion Date fails to occur on or before the Scheduled Commencement Date for any reason, (i) this Amendment shall not be void or voidable by either party, and (ii) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Following the New Premises Commencement Date, Landlord shall prepare and deliver to Tenant a Commencement Date Confirmation substantially in the form attached hereto as Exhibit C that sets forth both the New Premises Commencement Date and Termination Date for the Lease. Tenant shall execute the Commencement Date Confirmation and deliver the executed original of the same to Landlord within three (3) days after Tenant’s receipt thereof. Tenant’s failure to timely execute and return the Commencement Date Confirmation document to Landlord shall be conclusive evidence of Tenant’s agreement with the information as set forth therein. As of the New Premises Commencement Date, all terms and provisions of the Lease shall be applicable to the New Premises.
     3. Amendments to Existing Lease. Effective as of the New Premises Commencement Date (as hereafter defined), the Existing Lease shall be amended as follows:
          3.1 Premises. Section 2 of the Schedule shall be deleted in its entirety and replaced by the following:
“2. Premises: Suite 200 in the Building, as outlined in Exhibit A of the Third Amendment to Lease”
          3.2 Building. Section 3 of the Schedule shall be deleted in its entirety and replaced by the following:
“3. Building: 1800 Gateway Drive, San Mateo, California”
          3.3 Rentable Square Footage of the New Premises. Section 4 of the Schedule shall be deleted in its entirety and replaced by the following:
“4. Rentable Square Footage of the Premises: Approximately 25,870 rentable square feet”
          3.4 Tenant’s Proportionate Share. Section 5 of the Schedule shall be deleted in its entirety and replaced by the following:
“5. Tenant’s Proportionate Share: 35.23% (based upon a total of 73,429 rentable square feet in the Building”
          3.5 Parking Stalls. Section 13 of the Schedule shall be deleted in its entirety and replaced by the following:
“13. Parking Stalls: Eighty-Five (85) unassigned stalls”

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          3.6 Base Rent. Section 14 of the Schedule shall be deleted in its entirely and replaced by the following:

Period	Monthly Base Rent
New Premises Commencement Date through the 3rd full calendar month of the Term	$26,533.33

4th full calendar month through the 15th full calendar month of the Term	$48,522.83

16th full calendar month through the 27th full calendar month of the Term	$49,816.33

28th full calendar month through the Termination Date	$51,109.83
          3.7 Project. All references in the Lease to the term “Project” shall be construed to mean the building, the land appurtenant thereto, and other improvements located thereon commonly known as San Mateo Centre I, located in San Mateo, California. Exhibit A-l of the Initial Lease is hereby deleted.
          3.8 Payment of Rent. The portion of Section 2.A of the Initial Lease before Section 2.A(1) shall be deleted in its entirety and replaced by the following:
“A. Tenant shall pay the following Rent in the form of a cheek to Landlord at the following address:

CarrAmerica Realty, L.P.
c/o CarrAmerica Realty Operating Partnership, L.P.
t/a San Mateo Centre I
P.O. Box 642868
Pittsburgh, PA 15264-2868

or by wire transfer as follows:

Account Name:	CarrAmerica Realty, L.P.
c/o CarrAmerica Realty Operating Partnership, L.P.
t/a San Mateo Centre I
Bank Name:	PNC Bank
Transit Number:	043-000-096
Account Number:	1004339225
Notification:	Lease Administration (CarrAmerica Realty, L.P. re Sorrent, Inc.)
Telephone:	(202) 729-3852

or in such other manner as Landlord may notify Tenant.”
          3.9 Normal Business Hours. The term “Normal Business Hours” shall mean 8:00 a.m. to 7:00 p.m., Monday through Friday, and 11:00 a.m. to 4:00 p.m. on Saturday, except for the dates

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of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays.
     4. Term; Termination Date. The Term of the Lease is hereby extended such that the “Termination Date”, subject to Section 9.1 below with respect to the termination of the Lease as to the Existing Premises, shall be the last day of the thirty-ninth (39th) full calendar month after the New Premises Commencement Date, unless earlier terminated pursuant to the terms and conditions of the Lease.
     5. Early Occupancy. During the period commencing approximately two weeks before the New Premises Commencement Date (the “Early Occupancy Period”), Tenant, upon reasonable notice to Landlord, shall be permitted to enter the New Premises for the sole purpose of installing furniture, trade fixtures, equipment and cabling, provided that (a) Tenant’s early entry does not interfere with Landlord’s performance of the Tenant Improvements, (b) prior to Tenant’s entry in the New Premises, Tenant shall furnish to Landlord certificates of insurance satisfactory to Landlord evidencing Tenant’s compliance with the requirements of the Lease with respect to the New Premises, and (c) Tenant’s work during the Early Occupancy Period shall comply with the requirements of Section 5 of the Initial Lease. Tenant’s occupancy of the New Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease; provided, however, that Tenant shall not be required to pay Base Rent for the New Premises during said Early Occupancy Period.
     6. Condition of New Premises. Except for Landlord’s Work (as defined in the Tenant Improvement Agreement), Landlord is leasing the New Premises to Tenant “as is”, without any obligation to alter, remodel, improve, repair or decorate any part of the New Premises and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the New Premises, the Building or the Project or the suitability of any of the foregoing for the conduct of Tenant’s business. Tenant’s taking possession of any portion of the New Premises shall be conclusive evidence that the New Premises were in good order, repair and condition.
     7.  Additional Security Deposit. Upon Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deposit with Landlord Twenty-Four Thousand Eight Hundred and 39/100 Dollars ($24,800.39), which amount, together with the security deposit furnished by Tenant to Landlord in connection with the Existing Lease (i.e., $25,646.11), for a total of Fifty Thousand Four Hundred Forty-Six and 50/100 Dollars ($50,446.50), shall be retained by Landlord as the Security Deposit pursuant to the terms and conditions contained in Section 20 of the Initial Lease.
     8. Use. Tenant shall use the New Premises only for general office use and shall not use or permit the New Premises to be used for any other purpose or purposes whatsoever. Landlord and Landlord’s agents have made no representations or promises with respect to the New Premises or this Amendment, except as expressly set forth herein, and Tenant acknowledges and agrees that the New Premises is suited for the use intended by Tenant. Tenant represents and warrants to Landlord that prior to executing this Amendment, Tenant made such investigations as it deemed appropriate with respect to the suitability of the New Premises for its intended use, and determined that the same is suitable for such intended use.
     9. Surrender of Existing Premises.
          9.1 Termination of Lease as to Existing Premises. With respect to the Existing Premises, the Lease shall terminate as of the date that is one (1) week after the New Premises Commencement Date (the “Existing Premises Termination Date”); provided, however, that Tenant’s

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obligation to pay Base Rent for the Existing Premises for the period beginning on the New Premises Commencement Date until the Existing Premises Termination Date (the “Overlap Period”) shall be waived. Accordingly, as of the New Premises Commencement Date, all terms and provisions of the Lease shall be applicable to the New Premises, and all references in the Lease to the “Premises” shall be construed to refer to the New Premises.
          9.2 Surrender of Existing Premises. Tenant’s right to occupy the Existing Premises shall terminate at 11:59 p.m. on the Existing Premises Termination Date, subject, however, to the provisions of this Section 9. On or prior to Existing Premises Termination Date, Tenant shall terminate, effective as of the Existing Premises Termination Date, all material contracts and agreements to which Tenant is a party which concerns the Existing Premises. Not later than November 22, 2004, Tenant shall conduct a walk-through inspection of the Existing Premises with Landlord, during which Landlord shall prepare a list of items, if any, to be completed by Tenant in order for the Existing Premises to be surrendered in accordance with Section 14 of the Initial Lease (the “Punch List Items”). On or prior to the New Premises Commencement Date, Tenant shall, at its sole cost and expense, surrender to Landlord possession of the Existing Premises in the manner required under said Section 14 (subject to Section 9.3 below), including the completion of all Punch List Items to the reasonable satisfaction of Landlord, and conduct a final inspection of the Existing Premises with Landlord (“Final Inspection”) to verify the satisfactory completion of the Punch List Items. If Tenant fails to surrender the Existing Premises and to complete the Punch List Items to Landlord’s reasonable satisfaction on or prior to the New Premises Commencement Date (subject to Section 9.3 below), then (a) Landlord may complete the Punch List Items on Tenant’s behalf and Tenant shall remit payment to Landlord for such completion, as Additional Rent under the Lease, within ten (10) days following Tenant’s receipt of Landlord’s invoice for the cost of such completion; and (b) such failure shall constitute a “holding over” in the Existing Premises without Landlord’s consent, in which event the provisions of Section 15 of the Initial Lease shall apply.
          9.3 Removal of Personal Property. Notwithstanding any provision in this Amendment to the contrary, Tenant shall be permitted to remove Tenant’s personal property from the Existing Premises during the Overlap Period. Tenant acknowledges and agrees that nothing in this Section shall be construed as allowing Tenant to conduct business operations in the Existing Premises at any time on or after the New Premises Commencement Date. Tenant acknowledges and agrees that, during the Overlap Period, Landlord may enter the Existing Premises to decorate, remodel, repair, alter or otherwise prepare the same for reoccupancy (the “Renovations”), and that such Renovations may create noise, dust or leave debris in the Existing Premises. Tenant hereby agrees that Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to Tenant or Tenant’s personal property arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of Tenant’s personal property or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.
          9.4 Tenant’s Representations. Tenant represents and warrants to Landlord in surrendering the Existing Premises that all rights of Tenant thereto and any sublessees or other parties that may have been entitled to occupy all or any portion of the Existing Premises through or under Tenant are terminated as of the New Premises Commencement Date, and Tenant surrenders the Existing Premises to Landlord free of any rights of occupancy created or granted by Tenant. Tenant hereby represents and covenants that nothing has been or will be done or suffered whereby any alterations, decorations, installations, additions or improvements in and to the Existing Premises or any part thereof, have been or will be encumbered in any way whatsoever, and that Tenant owns and has good right to surrender the same.

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     10. Option to Extend.
          10.1 Extension Option. Subject to the terms and conditions set forth below, Tenant may at its option (“Renewal Option”) extend the Term of the Lease for one (1) additional three (3) year period (the “Renewal Term”). If Tenant exercises the Renewal Option hereunder, all of the terms, covenants and conditions of the Lease shall continue in full force and effect during the Renewal Term, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (a) the Base Rent payable by Tenant during the Renewal Term shall be as determined in accordance with Sections 10.3 and 10.4 below, (b) Tenant shall continue to possess and occupy the Premises in their existing condition, “as is” as of the commencement of the Renewal Term, and Landlord shall have no obligation to repair, remodel, improve or alter the Premises, to perform any other construction or other work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (c) Tenant shall have no further rights to extend the Term of the Lease after the expiration of the Renewal Term.
          10.2 Conditions of Exercise. To exercise the Renewal Option, Tenant must deliver an unconditional binding notice to Landlord via certified mail or hand delivery not sooner than three hundred sixty-five (365) days nor later than two hundred forty (240) days prior to the then expiration of the Term of the Lease. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its Renewal Option.
          10.3 Market Rate Calculation. The Base Rent payable by Tenant for the Premises during the Renewal Term shall be the Market Rate (as defined below) for the Premises, valued as of the commencement of the Renewal Term, determined in the manner hereinafter provided; provided, however, that in no event shall the annual Base Rent payable by Tenant for any year of the Renewal Term be less than the annual Base Rent payable during the last year of the preceding Term (without regard to any abatements of Rent on account of casually or otherwise) (“Base Rent Floor”). As used herein, the term “Market Rate” shall mean the annual amount of Base Rent that a willing tenant would pay, and that a willing landlord would accept, at arm’s length, for space comparable to the Premises within the Project or other comparable first class office projects in the city of San Mateo or Foster City (the “Comparison Projects”), based upon binding lease transactions for tenants in the Comparison Projects that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the Renewal Term (“Comparison Leases”). Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between the Lease and the Comparison Leases with respect to: (a) the length of the Renewal Term compared to the lease term of the Comparison Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, escalation provisions, all other payments and escalations; (c) the size of the Premises compared to the size of the premises of the Comparison Leases; (d) location, floor levels and efficiencies of the floor(s) for which the determination is being made; (e) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (f) the age and quality of construction of the Building (including compliance with applicable codes on the applicable floors); and (g) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including the Lease), the value of existing leasehold improvements to the renewal tenant.
          10.4 Base Rent Determination. The Base Rent payable by Tenant for the Premises during the Renewal Term shall be determined as follows:

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               (a) If Tenant provides Landlord with its unconditional binding notice of exercise pursuant to Section 10.2 above, then, prior to the commencement of the Renewal Term, Landlord shall deliver to Tenant either (i) a good faith written proposal of the Market Rate, or (ii) notice that Landlord has determined in good faith that the Market Rate is less than the Base Rent Floor and, therefore, that the Base Rent for the Renewal Term shall be equal to the Base Rent Floor. Within twenty-one (21) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (1) that Tenant accepts Landlord’s proposal or (2) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Sections 10.4(c) through 10.4(d) below. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Market Rate shall be binding upon Tenant.
               (b) If Tenant timely elects to submit the determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s notice to Landlord electing arbitration (or if Tenant accepts Landlord’s initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to the Lease stating the Base Rent for the Renewal Term. If Landlord and Tenant are unable to agree on the Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis). If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (c) and (d) below.
               (c) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least five (5) years of experience in leasing commercial office space in the metropolitan area in which the Project is located (a “Qualified Appraiser”). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.
               (d) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.
               (e) Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 10, Tenant’s monthly payments of Base Rent shall be in an amount equal to the greater of (i) the Base Rent Floor or (ii) Landlord’s determination of the Market Rate. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.

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          10.5 Tenant’s right to exercise the Renewal Option is personal to, and may be exercised only by, the original named Tenant under the Lease, and only if the original named Tenant continues to occupy at the time of such exercise at least eighty percent (80%) of the Premises subject to the Lease at the time of exercise. If Tenant shall assign the Lease or sublet all or any portion of the Premises under a sublease which is effective at any time during the final twelve (12) months of the term preceding the Renewal Term, then immediately upon such assignment or subletting, Tenant’s right to exercise the Renewal Option shall simultaneously terminate and be of no further force or effect. No assignee or subtenant shall have any right to exercise the Renewal Option granted herein. In addition, if Tenant is in default under the Lease (after any applicable notice and cure period) at the time it exercises the Renewal Option or at any time thereafter until the commencement of the Renewal Term or if Tenant has been in default under the Lease (after any applicable notice and cure period) at any time prior to its exercise of the Renewal Option, Landlord shall have, in addition to all of its other rights and remedies under the Lease, the right (but not the obligation) to terminate the Renewal Option and to unilaterally revoke Tenant’s exercise of the Renewal Option, in which case the Lease shall expire on the Termination Date, unless earlier terminated pursuant to the terms hereof, and Tenant shall have no further rights under the Lease to renew or extend the Term.
     11. Right of First Offer.
          11.1 First Offer Space; Exercise. Subject to the conditions set forth in this Section, Tenant shall have a right of first offer to lease any space in the Building (a “First Offer Space”) in the event that a First Offer Space becomes available for lease to third parties at any time beginning on January 1, 2006. Prior to offering a First Offer Space to a third party, Landlord will give notice to Tenant (an “Offering Notice”) specifying Landlord’s good faith estimate of (a) the Base Rent which Landlord proposes to charge for the First Offer Space, (b) the approximate date upon which the First Offer Space is anticipated to be available for delivery, and (c) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of the Lease. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within seven (7) business days after receipt thereof, which notice shall be unconditional and irrevocable. Tenant may exercise its right of first offer only with respect to all of the First Offer Space identified in the Offering Notice, and only if Tenant intends to occupy such First Offer Space in connection with its own reasonably foreseeable needs. For purposes of this Section, space “available for lease” shall mean First Offer Space which becomes available for lease and which Landlord is free to lease to the general public, unencumbered by any renewal rights, expansion rights, rights of first offer or other similar rights in favor of other tenants in the Project.
          11.2 Terms and Conditions. If Tenant timely exercises its right to lease a First Offer Space, then except as specified in this Section or in the Offering Notice (which shall govern to the extent of any conflict with the Lease), the First Offer Space shall become a portion of the Premises on all of the terms and conditions of the Lease for the remainder of the Term, provided that (a) the Base Rent for the First Offer Space shall be as set forth in the Offering Notice, (b) Tenant’s Proportionate Share shall be adjusted to reflect the addition of the First Offer Space, and (c) the First Offer Space shall be delivered in its then existing “as is” condition, without obligation on the part of Landlord to make any repairs or construct any improvements to the First Offer Space in connection with Tenant’s contemplated use, or to demolish existing improvements therein, and Tenant shall be responsible for the construction and installation in accordance with the provisions of Section 5 of the Initial Lease of any tenant improvements it desires to install within the First Offer Space, at Tenant’s sole cost and expense. Except as may be specified in the Offering Notice, Tenant shall commence paying Base Rent and all Additional Rent with respect to the First Offer Space on the date of delivery of the First Offer Space to Tenant in the condition required hereunder. Landlord shall promptly prepare and Landlord and Tenant shall promptly execute an amendment to the Lease reflecting the addition of the First Offer Space. Tenant’s right of first offer under

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this Section shall be a one-time right as to each First Offer Space. If Tenant fails to timely notify Landlord that it wishes to lease the First Offer Space identified in any Offering Notice, or if Tenant fails to execute and deliver said lease amendment to Landlord within ten (10) days following receipt thereof by Tenant, Landlord may thereafter offer to lease the First Offer Space to any person on any terms and conditions it may deem appropriate, including terms and conditions more favorable than the terms and conditions set forth in the Offering Notice, and Tenant shall have no further rights with respect to such First Offer Space, either at such time or at any future time.
          11.3 Conditions to Exercise. Notwithstanding anything to the contrary set forth herein, if Tenant is in default under the Lease at the time an Offering Notice would otherwise be required to be sent under this Section, or any other time following Tenant’s exercise of its right to lease a First Offer Space and prior to the date upon which possession of the First Offer Space is to be delivered to Tenant, Landlord shall have, in addition to any other remedies, the right to terminate Tenant’s rights under this Section 11, and in such event Landlord shall not be required to deliver any Offering Notice or to deliver possession of any First Offer Space to Tenant. If not earlier terminated, the rights of Tenant pursuant to this Section 11 shall automatically terminate upon the Termination Date. Nothing contained in this Section 11 shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant(s) of a First Offer Space, to withhold a First Offer Space from the market, or to take any other action or omit to take any other action in order to make a First Offer Space available to Tenant.
          11.4 Rights Personal to Tenant. Tenant’s right to lease a First Offer Space pursuant to this Section is personal to, and may be exercised only by the original named Tenant under the Lease. If Tenant shall assign the Lease or sublet all or any portion of the Premises, then immediately upon such assignment or subletting, Tenant’s right to lease a First Offer Space pursuant to this Section shall simultaneously terminate and be of no further force or effect. No assignee or subtenant shall have any right to lease a First Offer Space pursuant to this Section.
     12. Notices. Section 23.B of the Initial Lease is hereby deleted and replaced by the following:
“B. Tenant. To Tenant as follows:
Sorrent, Inc.
1800 Gateway Drive, Suite 200
San Mateo, CA 94404
Attn: Paul Zuzelo”
     13. Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.
     14. Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker other than CB Richard Ellis, Inc. and Intero Real Estate, in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation owed to any other broker or agent claiming to have had dealings with Tenant in connection with this Amendment.

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     15. Miscellaneous.
          15.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.
          15.2 To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.
          15.3 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Existing Lease unless and until it has been executed and delivered by both Landlord and Tenant.
          15.4 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.
Signatures follow on next page.

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     IN WITNESS WHEREOF, the parties have caused this Third Amendment to Lease to be executed on the day and year set forth under their respective signatures below.
LANDLORD:
CarrAmerica Realty, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, LLC,
a Delaware limited liability company, its general partner

	By:	CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

		By:	CarrAmerica Realty Corporation,
a Maryland corporation, its general partner

			By:	/s/ Christopher Peatross

Christopher Peatross
Managing Director

Date of Execution: 10/15/04

TENANT:
Sorrent, Inc.,
a California corporation

By:	/s/ L. G. Ballard

Name:	L. G. Ballard

Title:	CEO

[chairman, president or vice-president]

By:	/s/ Paul Zuzelo

Name:	Paul Zuzelo

Title:	Secretary & Treasurer

[secretary, assistant secretary,
chief financial officer or assistant treasurer]

11

EXHIBIT A
NEW PREMISES
See Attached
Exhibit A

EXHIBIT A
NEW PREMISES
1800 Gateway Drive
San Mateo, CA
Second Floor

Exhibit A

EXHIBIT B
TENANT IMPROVEMENT AGREEMENT
     This Tenant Improvement Agreement (“Agreement”) is an integral part of the Third Amendment to Lease dated October 11, 2004 (“Amendment”) relating to certain New Premises described therein, and except where clearly inconsistent or inapplicable, the provisions of the Amendment are incorporated into this Agreement. Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Amendment. Landlord and Tenant agree as follows with respect to the initial alterations, additions and improvements (the “Tenant Improvements”), if any, to be installed in the New Premises:
     1. INITIAL TENANT IMPROVEMENTS.
          (a) Tenant has retained an architect/space planner to prepare the space plan for the New Premises, which space plan has been approved by Landlord and Tenant (the “Approved Space Plan”). The Approved Space Plan is attached to the Amendment as Exhibit B-l.
          (b) Following Landlord’s execution of the Amendment, Landlord shall cause to be prepared and delivered to Tenant final working drawings for the Tenant Improvements (the “Final Plans”). The Tenant Improvements shown on the Final Plans shall be substantially consistent with those identified on the Approved Space Plan. Landlord shall cause the Tenant Improvements to be performed substantially as shown on the Final Plans, excepting only minor variations (i.e., variations which are not inconsistent with the intent of the Final Plans) as Landlord may deem advisable and any Change Order Requests (as defined below) approved by Landlord, subject to and in accordance with Landlord’s standard specifications for the Project (“Project Standard Specifications”) including, but not limited to, the standard building materials which are then being used by Landlord for the Building. Landlord will provide Tenant with a copy of the Building Standard Specifications upon Tenant’s request. The work of constructing the Tenant Improvements is referred to as “Landlord’s Work”.
     2. CHANGE ORDERS. If, prior to the Substantial Completion Date (as defined below), Tenant shall request improvements or changes to the New Premises in addition to, revision of or substitution for the Tenant Improvements identified on the Approved Space Plan, including, without limitation, any request for finishes above the standard for the Building or other detailed specifications (individually or collectively, “Change Order Requests”), Tenant shall deliver to Landlord for its approval plans and specifications for such Change Order Requests. If Landlord does not approve of the plans for such Change Order Requests, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within three (3) days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Order Requests. Tenant shall pay for all preparations and revisions of plans and specifications, and, subject to Section 3 below, the increase in the cost of construction resulting from all Change Order Requests.
     3. TENANT IMPROVEMENT COSTS.
          (a) Subject to Section 3(b) below, Landlord shall bear the cost of construction of the Tenant Improvements, except for the following, which shall be Tenant’s responsibility: (i) the increase in the cost of construction resulting from Change Order Requests, and (ii) any costs and expenses incurred by Landlord in connection with, or as a consequence of, any Tenant Delay (as defined in Section 4 below) (together, the “Excess Costs”).
          (b) Landlord shall provide Tenant with an amount up to Twenty-Five Thousand
Exhibit B

Eight Hundred Seventy Dollars ($25,870.00) (i.e., One Dollar ($1.00) per rentable square foot) (the “Tenant Improvement Allowance”) toward the Excess Costs.
          (c) If Landlord and Tenant agree on any Change Order Requests as provided in Section 2 above, Landlord shall apply the Tenant Improvement Allowance toward the increase in the cost of the Tenant Improvements resulting therefrom. If the increase in the cost of the Tenant Improvements resulting from Change Order Requests exceeds the Tenant Improvement Allowance, then Landlord shall furnish Tenant with an invoice specifying the excess, and Tenant shall pay such excess to Landlord within three (3) days thereafter. Tenant acknowledges and agrees that any such invoice shall be based solely on an estimate of the increase in the cost of the Tenant Improvements, and shall not be binding on Landlord or Landlord’s contractor, nor shall Tenant’s payment on account of such estimate limit Tenant’s obligation hereunder to pay the amount specified in clauses (i) and (ii) of Section 3(a) above, or otherwise under this Agreement. Landlord shall have no obligation to commence or to continue Landlord’s Work unless Tenant pays the amount reflected in the invoice within said three (3) day period. If Tenant does not pay such amount within the three (3) day period, Tenant shall be deemed to have abandoned its Change Order Request.
          (d) Upon Landlord’s final determination of the cost of construction of the Tenant Improvements, Landlord shall provide Tenant with a statement showing the amount paid by Tenant under this Section and the total amount payable by Tenant to Landlord under this Agreement. If the amount paid by Tenant exceeds the amount payable by Tenant under this Agreement, Landlord, at its election, shall either refund the amount of the overpayment to Tenant or credit such excess against Tenant’s obligation to pay Rent. If the amount paid by Tenant is less than the amount payable by Tenant under this Agreement, Tenant shall pay the deficiency to Landlord within ten (10) days after Landlord’s delivery of the statement to Tenant.
          (e) If, upon completion of the Tenant Improvements, any portion of the Tenant Improvement Allowance shall not have been applied against Excess Costs, then the excess of the Tenant Improvement Allowance over the Excess Costs shall be credited against Tenant’s obligation to pay Rent.
     4. SUBSTANTIAL COMPLETION. The “Substantial Completion Date” shall be the date that Landlord, and its architect, engineer or construction manager determines that Landlord’s Work has been completed, except for (a) finishing details, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list, the correction or completion of which will not substantially interfere with Tenant’s occupancy and use of the New Premises; and (b) trade fixtures, workstations, telecommunications or computer cabling or built-in furniture or equipment to be installed by Tenant (“Substantial Completion”); provided, however, if Landlord is delayed in completing Landlord’s Work or in delivering possession of the New Premises to Tenant as a result of any Tenant Delay (as defined below), the Substantial Completion Date shall be deemed to have occurred on the date the Substantial Completion Date would have occurred in the absence of such Tenant Delay, as reasonably determined by Landlord or Landlord’s architect. As used in this Agreement, the term “Tenant Delay” means a delay in the completion of Landlord’s Work or the delivery of possession of the New Premises to Tenant, to the extent caused by the act, omission, neglect or failure of Tenant or any of Tenant’s agents, employees, contractors or subcontractors, including, without limitation, to the extent caused by Tenant’s failure to timely submit to Landlord space plans prepared by Tenant’s Architect, and Change Order Requests (including Tenant’s failure to pay the amount required under Section 3 above).
Exhibit B

EXHIBIT B-1
APPROVED SPACE PLAN
See Attached
Exhibit B-1

EXHIBIT C
COMMENCEMENT DATE CONFIRMATION
     THIS CONFIRMATION AGREEMENT is entered into as of                      ___, 20___ by and between CarrAmerica Realty, L.P., a Delaware limited partnership (“Landlord”), and Sorrent, Inc., a California corporation (“Tenant”), with respect to that certain Third Amendment to Lease dated as of October 11, 2004 (the “Amendment”) respecting certain premises (the “New Premises”) located in the building known as 1800 Gateway Drive, San Mateo, California.
     Pursuant to Section 2 of the Amendment, Landlord and Tenant hereby confirm and agree that the New Premises Commencement Date (as defined in the Amendment) is                      ___, 20___ and that the Termination Date (as defined in the Amendment) is                      ___, 20___.
     This Confirmation Agreement supplements, and shall be a part of, the Amendment.
Signatures follow on next page.
Exhibit C

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Confirmation Agreement as of the day and year first above written.
LANDLORD:
CarrAmerica Realty, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, LLC, a Delaware limited liability company, its general partner

	By:	CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership, its sole member

		By:	CarrAmerica Realty Corporation, a Maryland corporation, its general partner

By:
Christopher Peatross
Managing Director

Date of Execution:
TENANT:
Sorrent, Inc.,
a California corporation

By:	/s/ Paul Zuzelo
Name:	Paul Zuzelo
Title:	Secretary & Treasurer
Date of Execution: October 13, 2004
Exhibit C

GENERAL NOTES:

1. 4 NEW SECURITY LOCKSETS TO BE INSTALLED. LOCATIONS TBD BY SORRENT.
2. LANDLORD TO PROVIDE BUILDING STANDARD HVAC ENGINEERING AND CONTROLS. LOCATIONS OF CONTROLS TBD BY SORRENT.
3. ALL ADA CONDITIONS ARE EXISTING AND TO REMAIN. ANY AND ALL NEW ADA REQUIREMENTS BY CODE SHALL BE ADDRESSED UNDER SEPARATE TERMS.

KEY NOTE(S): SYMBOL: XX

1. NEW 2X FULL HEIGHT STUD WALL. DOOR(S) TBD
2. NEW FRAMELESS GLASS STOREFRONT SYSTEM W/ BUTT JOINTED-GLAZING.
3. NEW SLIDING GLASS WALL PARTITION OR GLASS GARAGE DOORS AT AGREED UPON 15 SF ALLOWANCE. ANY INCREASE IN COST BY TENANT.
4. AREA OF RECESSED CEILING. GYP CLG AT ±8'-9" AFF. LOCATION OF PENDANT, FLUORESCENT, AND/OR MR-16 LOW VOLTAGE LIGHTING TBD WHEN AGREED UPON BY LANDLORD AND TENANT. ACCESS PANELS TO BE INCLUDED, LOCATIONS TBD. ACCENT CARPET TO REFLECT CLG CHANGE TBD. AND MEET TENANT AND LANDLORD APPROVAL.
5. LINE OF EXIST T-BAR CEILING OVERHEAD.
6. EXISTING T-BAR CEILING TO REMAIN.
7. NEW PARTIAL HEIGHT 2X STUD WALL @ 44" AFF. RECEPTION AREA. LOCATION AND DESIGN TBD AND AGREED UPON BY LANDLORD AND TENANT.
8. NEW BREAK ROOM CABINETS, UPPER AND LOWER. TBD
9. LOW HEIGHT CABINETS AT WINDOWS AND FULL HEIGHT WOOD CABINETS WHERE APPLICABLE. MATERIAL, FINISH, SIZE, AND LOCATION TBD. LANDLORD TO PROVIDE BUILDING STANDARD LAMINATE IN OTHER CONF. ROOMS 2 & 3.
10. FILL IN CASED OPEING(S) TO MATCH EXISTING
11. LANDLORD TO PROVIDE BUILDING STANDARD HVAC ENGINEERING AND CONTROLS FOR TENANT BUILD-OUT.
12. NOT USED
13. NEW DOOR AND OPENING
14. DEMO EXISTING WALL(S) AND DOOR(S). PATCH AND REPAIR AS REQUIRED
15. LANDLORD TO RE-LAMINATE ANY AND ALL (E) CABINETS TO MATCH NEW CABINETS. NEW CABINETS TBD AND AGREED BY LANDLORD AND TENANT.
16. BOARDROOM CABINET LAMINATE TO BE AN UPGRADE FROM THE STANDARD. UPGRADE LAMINATE WILL BE AGREED UPON BY TENANT AND LANDLORD BASED ON PRICING AND AVAILABILITY.
17. ALL WINDOWS IN SPACE (EXCEPT BOARD ROOM GLASS WALLS AND OFFICE SIDELIGHTS) TO HAVE BLINDS MATCHING THE EXISTING BLINDS. TYP. THROUGHOUT

NOTE:
ADDITIONAL AREAS OF PARTIAL HT WALLS TO BE DETERMINED AND ADDED TO CONTRACTORS SCOPE OF WORK. PRIOR TO CONSTRUCTION, AREAS OF PT HT WALLS TO BE DISCUSSED AND AGREED UPON WITH LANDLORD AND SORRENT. ALL COST PER TENANT.
OFFICE
CONF
BALCONY
REC. ROOM
STORAGE
BREAK ROOM
IT OFFICE
SERVER
BOARD ROOM
SEE 2/SK2.0
(N) LIGHT FIXTURE TBD
PER PLAN
(E) DUCT TO REMAIN
(E) 2X4 LIGHT FIXTURE TBD
(N) CLG. SEE PLAN FOR LAYOUT
(E) 8'-6" T-BAR
(N) 8'-9" NOTE #4
(N) CLG. TREATMENT DIAGRAM. DETAILS TBD
SORRENT - PROPOSED SPACE PLAN

WD ARCH

WILLIAM DUFF, ARCHITECT

SORRENT

Job Title
SORRENT

Job Address
1900 GATEWAY DRIVE, 2ND FLOOR
SAN MATEO, CALIFORNIA 94404

Sheet Title
PROPOSED SPACE PLAN

Issued For
LL REVIEW
NOT FOR CONSTRUCTION

Job No.
04064

Date
11 OCT 04

Scale
AS NOTED

SK-2.0

FOURTH AMENDMENT TO LEASE
     THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of May 31, 2005, by and between CARRAMERICA REALTY, L.P., Delaware limited partnership (“Landlord”), and SORRENT, INC., a California corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease dated as of January 23, 2003 (the “Initial Lease”), as amended by that certain First Amendment to Lease dated as of June 26, 2003 (the “First Amendment”), that certain Second Amendment to Lease dated as of December 5, 2003 (the “Second Amendment”), and that certain Third Amendment to Lease dated as of October 11, 2004 (the “Third Amendment”; and the Initial Lease, as amended, is herein referred to as the “Existing Lease”), pursuant to which Tenant leases certain premises containing approximately 25,870 rentable square feet and commonly known as Suite 200 (the “Existing Premises”) on the second (2nd) floor of the building located at 1800 Gateway Drive, San Mateo, California in the project commonly known as San Mateo Centre I.
     B. Landlord and Tenant desire to amend the Existing Lease to (i) add to the Existing Premises that space in the Building commonly known as Suite 120 which consists of approximately eleven thousand one hundred seventy-eight (11,178) rentable square feet (the “Expansion Space”), as more particularly shown on Exhibit A attached hereto, and (ii) make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is referred to as the “Lease.”
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
AGREEMENT
     1. Use of Defined Terms; Recitals; Effective Date.
          1.1 Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.
          1.2 Effective Date. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of the date of execution set forth under Landlord’s signature below.

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     2. Expansion Space.
          2.1 Commencement Date. For purposes of this Amendment, the “Expansion Space Commeneement Date” means June 1, 2005.
          2.2 Termination Date. The Term of the Lease with respect to the Expansion Space (the “Expansion Space Term”) shall expire at midnight on March 31, 2008, which is the Termination Date under the Existing Lease for the Existing Premises (the “Termination Date”).
          2.3 Rent Commencement Date.
               (a) Tenant shall not be obligated to pay Base Rent for the Expansion Space until the “Rent Commencement Date”, which means the date that is three (3) months after the date that Landlord delivers possession of the Expansion Space to Tenant with Landlord’s Work (defined in Section 4.2 below) substantially complete (the “Substantial Completion Date”). The parties anticipate that the Substantial Completion Date shall occur on or before July 1, 2005 (the “Target Completion Date”). Notwithstanding the foregoing, however, this Amendment shall not be void or voidable nor shall Landlord or its agents have any liability to Tenant by reason of Landlord’s failure to deliver possession of the Expansion Space to Tenant by the Target Completion Date. As of the Substantial Completion Date, all terms and provisions of the Lease shall be applicable to the Expansion Space.
               (b) Landlord’s Work shall be deemed “substantially complete” hereunder when (i) Landlord, its architect, engineer or construction manager determines that Landlord’s Work has been completed, except for finishing details, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list, the correction or completion of which will not substantially interfere with Tenant’s occupancy and use of the Expansion Space (“Punch List Items”), and (ii) Tenant is legally permitted to occupy the Expansion Space (as evidenced by a temporary or final certificate of occupancy, or final inspection and sign-off on the job card for Landlord’s Work, or reasonable equivalent); provided, however, that (1) if Landlord is delayed in completing Landlord’s Work or in delivering possession of the Expansion Space to Tenant as a result of any act, omission, neglect or failure of Tenant or any of Tenant’s agents, employees, contractors or subcontractors (a “Tenant Delay”), the Substantial Completion Date shall be deemed to have occurred on the date that the Substantial Completion Date would have occurred in the absence of such Tenant Delay, as reasonably determined by Landlord or Landlord’s architect; and (2) if Tenant commences business operations in the Expansion Space prior to the Substantial Completion Date, the Substantial Completion Date shall be deemed to have occurred on the date Tenant commences business operations in the Expansion Space. Landlord shall use commercially reasonable efforts to resolve all Punch List Items to Tenant’s reasonable satisfaction within thirty (30) days of Landlord’s receipt of a written list of such Punch List Items (which Tenant shall furnish to Landlord within three (3) business days following the Substantial Completion Date).
          2.4 Early Occupancy. During the period commencing approximately two weeks before the Substantial Completion Date (the “Early Occupancy Period”), Tenant, upon reasonable notice to Landlord, shall be permitted to enter the Expansion Space for the sole purpose of installing furniture, trade fixtures, equipment and cabling, provided that (a) Tenant’s

2

early entry does not interfere with Landlord’s Work, (b) prior to Tenant’s entry in the Expansion Space, Tenant shall furnish to Landlord certificates of insurance satisfactory to Landlord evidencing Tenant’s compliance with the requirements of the Lease with respect to the Expansion Space, and (c) Tenant’s work during the Early Occupancy Period shall comply with the requirements of Section 5 of the Initial Lease. Tenant’s occupancy of the Expansion Space during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease; provided, however, that Tenant shall not be required to pay Base Rent for the Expansion Space during said Early Occupancy Period.
     3. Amendments to Existing Lease. Effective as of the Substantial Completion Date, the Existing Lease shall be amended as follows:
          3.1 Premises. Section 2 of the Schedule shall be deleted in its entirety and replaced by the following:
“2. Premises: Suite 200 in the Building, as outlined in Exhibit A of the Third Amendment to Lease, and Suite 120 in the Building as outlined in Exhibit A of the Fourth Amendment”
          3.2 Rentable Square Footage of the Expansion Space. Section 4 of the Schedule shall be deleted in its entirety and replaced by the following:
“4. Rentable Square Footage of the Premises: Approximately 37,048 rentable square feet (consisting of 25,870 rentable square feet in Suite 200 and 11,178 rentable square feet in Suite 120)”
          3.3 Tenant’s Proportionate Share. Section 5 of the Schedule shall be deleted in its entirely and replaced by the following:
“5. Tenant’s Proportionate Share: 50.45% (based upon a total of 73,429 rentable square feet in the Building), comprised of the “Suite 200 Share” equal to 35.23%, and the “Suite 120 Share” equal to 15.22%”
          3.4 Base Year. Section 15 of the Schedule shall be deleted in its entirety and replaced by the following:
“15. Base Year (for the purpose of calculating Operating Cost Share Rent and Tax Share Rent):
Suite 200 Base Year: Calendar Year 2003
Suite 120 Base Year: Calendar Year 2005”
          3.5 Parking Stalls. Section 13 of the Schedule shall be deleted in its entirety and replaced by the following:
“13. Parking Stalls: One Hundred Twenty-One (121) unassigned stalls”

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          3.6 Base Rent.
               (a) Base Rent for the Expansion Space shall be payable in consecutive monthly installments, in advance, together with Tenant’s payments of Base Rent for the Existing Premises.
               (b) Effective as of the Expansion Space Commencement Date, Section 14 of the Schedule shall be deleted in its entirety and replaced by the following:

	Existing Premises	Expansion
	Monthly Base	Space Monthly	Total Monthly
Period	Rent	Base Rent	Base Rent
Dec. 27, 2004 — March 31, 2005	$26,533.33	N/A	$26,533.33
April 1, 2005 — One (1) day before the Rent Commencement Date	$48,522.83	N/A	$48,522.83
1st three (3) months following the Rent Commencement Date	$48,522.83	$15,148.00	$63,670.83
4th month following the Rent Commencement Date — March 31, 2006	$48,522.83	$21,797.10	$70,319.93
April 1, 2006 — March 31, 2007	$49,816.33	$22,356.00	$72,172.33
April 1, 2007 — March 31, 2008	$51,109.83	$22,914.90	$74,024.73
          3.7 Operating Cost Share Rent and Tax Share Rent. Effective as of the Substantial Completion Date, Tenant shall, notwithstanding the provisions of Sections 2.A(2) and 2.A(3) of the Initial Lease to the contrary, pay Operating Cost Share Rent and Tax Share Rent in accordance with the following:
               (a) Operating Cost Share Rent equal to (i) Tenant’s Suite 200 Share (i.e., 35.23%) of the amount by which Operating Costs for the applicable Fiscal Year of the Lease exceeds the Operating Costs for the Suite 200 Base Year (i.e., CY 2003), plus (ii) commencing July 1, 2006, Tenant’s Suite 120 Share (i.e., 15.22%) of the amount by which Operating Costs for the applicable Fiscal Year of the Lease exceeds the Operating Costs for the Suite 120 Base Year (i.e., CY 2005), paid monthly in advance in an estimated amount. During the period commencing on the Expansion Space Commencement Date and continuing through June 30, 2006, Tenant shall not pay any Operating Cost Share Rent or Tax Share Rent (as provided in Section 3.7(b) below) attributable to the Expansion Space.
               (b) Tax Share Rent equal to (i) Tenant’s Suite 200 Share (i.e., 35.23%) of the amount by which Taxes for the applicable Fiscal Year of the Lease exceeds the Taxes for

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the Suite 200 Base Year (i.e., CY 2003), plus (ii) commencing July 1, 2006, Tenant’s Suite 120 Share (i.e., 15.22%) of the amount by which Taxes for the applicable Fiscal Year of the Lease exceeds the Taxes for the Suite 120 Base Year (i.e., CY 2005), paid monthly in advance in an estimated amount.
          3.8 After-Hours HVAC. The “Normal Business Hours” described in Section 4.1(A).of the Initial Lease are hereby amended to mean the hours of 8:00 a.m. to 7:00 p.m., Monday through Friday. Landlord shall continue to provide a means by which Tenant can request after-hours HVAC service, whether through Landlord’s existing after-hours procedures or through other means reasonably acceptable to Tenant. In exchange for deleting Saturday hours from the Normal Business Hours as described in the Initial Lease, Landlord agrees that, beginning with the twelve month period commencing June 1, 2005, and continuing through May 31, 2006, and for each successive twelve month period thereafter during the Term of the Lease (each, an “HVAC Fiscal Year”), Tenant shall be entitled to a credit equal to two hundred sixty (260) hours per HVAC Fiscal Year (the “After-Hours HVAC Credit”), which shall be applied by Landlord to Tenant’s after-hours HVAC use during each such HVAC Fiscal Year. Such After-Hours HVAC Credit shall, upon the expiration or earlier termination of the Lease, be prorated for any partial HVAC Fiscal Year. At such time during any HVAC Fiscal Year that Tenant’s after-hours HVAC use exceeds the After-Hours HVAC Credit, Tenant shall pay to Landlord, as Additional Rent in accordance with Section 26.B of the Initial Lease, all the then current charges for the additional after-hours HVAC use for the remainder of such HVAC Fiscal Year.
     4. Condition of Expansion Space.
          4.1 As Is; Personal Property. Landlord is leasing the Expansion Space to Tenant “as is”, without any obligation of Landlord to alter, remodel, improve, repair or decorate any part of the Expansion Space, to perform any other construction or other work of improvement upon the Expansion Space, or to provide Tenant with any construction or refurbishing allowance whatsoever, and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Expansion Space or the Building or the suitability of either for the conduct of Tenant’s business, except for Landlord’s Work (as defined below in Section 4.2), and except that, as of the Substantial Completion Date, (a) the Expansion Space shall be in compliance with all Governmental Requirements, including, but not limited to, any applicable ADA requirements; provided, however, that if the Expansion Space is not in compliance with all Governmental Requirements as of the Substantial Completion Date (as evidenced by written notice of violation from the applicable governmental agency with jurisdiction), Landlord shall, as Tenant’s sole remedy, perform such work in the Expansion Space as may be necessary to cure the violation that existed as of the Substantial Completion Date; and (b) the Building Systems serving the Expansion Space shall be in good working condition and repair.
          4.2 Landlord’s Work.
               (a) Landlord, at Landlord’s sole cost expense, shall (i) perform minor demolition work as reasonably requested by Tenant and approved by Landlord, (ii) install three (3) card readers, including installation of operable key pads, on the ground floor in a good and

5

workmanlike manner, using new materials and equipment of good quality, and in full compliance with Governmental Requirements; (iii) install mutually acceptable building standard carpet to the Expansion Space; (iv) repair and replace all damaged and missing ceiling tiles in the Expansion Space; and (v) reinstall all missing fixtures and appliances in the break room and coffer bar in the Expansion Space (collectively, “Landlord’s Work”). Additionally, Landlord shall provide Tenant with a Tenant Improvement Allowance equal to One and 00/100 Dollar ($1.00) per rentable square foot in the Expansion Space (“TI Allowance”). Tenant shall have the ability to use the TI Allowance for any costs incurred in preparing the Expansion Space for occupancy including, but not limited to, additional interior improvements, IT wiring and moving costs. Landlord shall pay such TI Allowance to Tenant within thirty (30) days after the later of (1) the Substantial Completion Date, (2) the date Tenant moves into the Expansion Space, and (3) the date Tenant delivers to Landlord reasonably detailed invoices evidencing such costs.
             (b) Tenant hereby acknowledges that Landlord’s performance of Landlord’s Work may be conducted during normal business hours and may create disruption, noise, dust or temporarily leave debris in the Existing Premises. Landlord shall, however, use commercially reasonable efforts to minimize any interference with the conduct of Tenant’s business in the Existing Premises during the performance of Landlord’s Work. Tenant hereby agrees that Landlord’s Work and Landlord’s actions in connection therewith shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Subject to Landlord’s obligations under this Section 4.2(b), Landlord shall have no responsibility, and shall in no way be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Existing Premises or of personal property or improvements resulting therefrom or Landlord’s actions in connection therewith, or for any inconvenience or annoyance occasioned by Landlord’s Work or Landlord’s actions in connection therewith.
     5. Additional Security Deposit. Upon Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deposit with Landlord Twenty-Two Thousand Nine Hundred Fourteen and 90/100 Dollars ($22,914.90), which amount, together with the security deposit furnished by Tenant to Landlord in connection with the Existing Lease (i.e., $50,446.50), for a total of Seventy-Three Thousand Three Hundred Sixty-One and 40/100 Dollars ($73,361.40), shall be retained by Landlord as the Security Deposit pursuant to the terms and conditions contained in Section 20 of the Initial Lease.
     6. Use. Tenant shall use the Expansion Space only for general office, engineering, development of wireless entertainment and other related uses. Landlord and Landlord’s agents have made no representations or promises with respect to the Expansion Space or this Amendment, except as expressly set forth herein, and Tenant acknowledges and agrees that the Expansion Space is suited for the use intended by Tenant, and is in good and satisfactory condition, subject, however, to completion of Landlord’s Work. Tenant represents and warrants to Landlord that prior to executing this Amendment, Tenant made such investigations as it deemed appropriate with respect to the suitability of the Expansion Space for its intended use, and determined that the same is suitable for such intended use.

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     7. Right of First Offer. Tenant’s Right of First Offer outlined in Section 11 of the Third Amendment shall remain in full force and effect.
     8. Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.
     9. Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker other than CB Richard Ellis, Inc. and Intero Real Estate, in connection with the negotiation or execution of this Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including attorneys’ fees), expenses or liability for commissions or other compensation owed to any other broker or agent claiming to have had dealings with Tenant in connection with this Amendment.
     10. Miscellaneous.
          10.1 Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.
          10.2 To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.
          10.3 The submission of this Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Amendment shall not become effective as an Amendment to the Existing Lease unless and until it has been executed and delivered by both Landlord and Tenant.
          10.4 This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.
[Signatures appear on next page]

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     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Lease to be executed on the day and year set forth under their respective signatures below.
LANDLORD:
CarrAmerica Realty, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, LLC, a Delaware limited liability company, its general partner

	By:	CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership, its sole member

		By:	CarrAmerica Realty Corporation, a Maryland corporation, its general partner

			By:	/s/ Christopher Peatross
Christopher Peatross
Managing Director
Date of Execution: 6/24/05
TENANT:
Sorrent, Inc.,
a California corporation

By:	/s/ Albert A. Pimentel
Name:	Albert A. Pimentel
Title:	Exec. V.P. & CFO
[chairman, president or vice-president]

By:	/s/ Paul Zuzelo
Name:	Paul Zuzelo
Title:	Secretary
[secretary, assistant secretary, chief financial officer or assistant treasurer]

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EXHIBIT A
EXPANSION SPACE
See Attached
Exhibit A